CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
NextEra Energy Capital Holdings, Inc. 2.80% Debentures, Series due January 15, 2023	$499,800,000	$62,225.10
NextEra Energy, Inc. Guarantee of NextEra Energy Capital Holdings, Inc. Debentures(3)		(4)
Total	$499,800,000	$62,225.10

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 457(p) under the Securities Act, the registration fee required in connection with this offering is offset by $21,857.91 from the registration fee of  $482,376.87 previously paid by NextEra Energy, Inc. in connection with Registration Statement No. 333-201397 on Form S-4 initially filed on January 8, 2015 and declared effective by the Securities and Exchange Commission on March 26, 2015 (“Prior Registration Statement”), which Prior Registration Statement has been withdrawn with no shares being issued or sold pursuant to the Prior Registration Statement. Following this offering, no amount remains available from the registration fee previously paid in connection with the Prior Registration Statement to offset future registration fees. A registration fee of  $40,367.19 is being paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement Nos. 333-205558 and 333-205558-01.

(3)
The value attributable to the NextEra Energy, Inc. guarantee, if any, is reflected in the offering price of the NextEra Energy Capital Holdings, Inc. 2.80% Debentures, Series due January 15, 2023.

(4)
Pursuant to Rule 457(n) under the Securities Act, no separate fee for the NextEra Energy, Inc. guarantee is payable.

 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-205558 and 333-205558-01
PROSPECTUS SUPPLEMENT
(To prospectus dated July 8, 2015)
NextEra Energy Capital Holdings, Inc.
$500,000,000
2.80% Debentures, Series due January 15, 2023
The Debentures will be Absolutely, Irrevocably and
Unconditionally Guaranteed by
NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc. (“NEE Capital”) will pay interest on the 2.80% Debentures, Series due January 15, 2023 (the “Debentures”) on January 15 and July 15 of each year, beginning July 15, 2018. NEE Capital, at its option, may redeem some or all of the Debentures at any time before their maturity date at the redemption prices discussed under “Certain Terms of the Debentures — Optional Redemption” beginning on page S-22 of this prospectus supplement.
NEE Capital’s corporate parent, NextEra Energy, Inc. (“NEE”), has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the Debentures. The Debentures and the guarantee are unsecured and unsubordinated and rank equally with other unsecured and unsubordinated indebtedness from time to time outstanding of NEE Capital and NEE, respectively. NEE Capital does not intend to apply to list the Debentures on a securities exchange.
See “Risk Factors” beginning on page S-2 of this prospectus supplement to read about certain factors you should consider before making an investment in the Debentures.

Neither the Securities and Exchange Commission nor any other securities commission in any jurisdiction has approved or disapproved of the Debentures or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Debenture	Total
Price to Public	99.960%	$499,800,000
Underwriting Discount	0.600%	$3,000,000
Proceeds to NEE Capital (before expenses)	99.360%	$496,800,000
In addition to the Price to Public set forth above, each purchaser will pay an amount equal to the interest, if any, accrued on the Debentures from the date that the Debentures are originally issued to the date that they are delivered to that purchaser.
The Debentures are expected to be delivered in book-entry only form through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and/or Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about December 14, 2017.

Joint Book-Running Managers
BofA Merrill Lynch		CIBC Capital Markets		Credit Suisse
	RBC Capital Markets		Regions Securities LLC
Co-Managers
SOCIETE GENERALEThe Williams Capital Group, L.P.
Junior Co-Manager
Siebert Cisneros Shank & Co., L.L.C.
The date of this prospectus supplement is December 11, 2017.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus and in any written communication from NEE Capital, NEE or the underwriters specifying the final terms of the offering. None of NEE Capital, NEE or the underwriters have authorized anyone else to provide you with additional or different information. None of NEE Capital, NEE or the underwriters are making an offer of the Debentures in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

RISK FACTORS
The information in this section supplements the information in the “Risk Factors” section beginning on page 3 of the accompanying prospectus.
Before purchasing the Debentures, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in the accompanying prospectus or in this prospectus supplement in order to evaluate an investment in the Debentures.
Regulatory, Legislative and Legal Risks
NEE’s and NEE Capital’s business, financial condition, results of operations and prospects may be materially adversely affected by the extensive regulation of their business.
The operations of NEE and NEE Capital are subject to complex and comprehensive federal, state and other regulation. This extensive regulatory framework, portions of which are more specifically identified in the following risk factors, regulates, among other things and to varying degrees, NEE’s and NEE Capital’s industries, businesses, rates and cost structures, operation and licensing of nuclear power facilities, construction and operation of electricity generation, transmission and distribution facilities and natural gas and oil production, natural gas, oil and other fuel transportation, processing and storage facilities, acquisition, disposal, depreciation and amortization of facilities and other assets, decommissioning costs and funding, service reliability, wholesale and retail competition, and commodities trading and derivatives transactions. In their business planning and in the management of their operations, NEE and NEE Capital must address the effects of regulation on their business and any inability or failure to do so adequately could have a material adverse effect on their business, financial condition, results of operations and prospects.
NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be materially adversely affected if they are unable to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise.
Florida Power & Light Company (“FPL”), a wholly owned subsidiary of NEE, is an electric utility subject to the jurisdiction of the Florida Public Service Commission (“FPSC”) over a wide range of business activities, including, among other items, the retail rates charged to its customers through base rates and cost recovery clauses, the terms and conditions of its services, procurement of electricity for its customers and fuel for its plant operations, issuances of securities, and aspects of the siting, construction and operation of its generation plants and transmission and distribution systems for the sale of electric energy. The FPSC has the authority to disallow recovery by FPL of costs that it considers excessive or imprudently incurred and to determine the level of return that FPL is permitted to earn on invested capital. The regulatory process, which may be adversely affected by the political, regulatory and economic environment in Florida and elsewhere, limits or could otherwise adversely impact FPL’s earnings. The regulatory process also does not provide any assurance as to achievement of authorized or other earnings levels, or that FPL will be permitted to earn an acceptable return on capital investments it wishes to make. NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be materially adversely affected if any material amount of costs, a return on certain assets or a reasonable return on invested capital cannot be recovered through base rates, cost recovery clauses, other regulatory mechanisms or otherwise. Certain other subsidiaries of NEE are transmission utilities subject to the jurisdiction of their regulators and are subject to similar risks.
Regulatory decisions that are important to NEE and NEE Capital may be materially adversely affected by political, regulatory and economic factors.
The local and national political, regulatory and economic environment has had, and may in the future have, an adverse effect on FPSC decisions with negative consequences for FPL. These decisions may require, for example, FPL to cancel or delay planned development activities, to reduce or delay other planned capital expenditures or to pay for investments or otherwise incur costs that it may not be able to recover through rates, each of which could have a material adverse effect on the business, financial condition, results of operations and prospects of NEE. Certain other subsidiaries of NEE and NEE Capital are subject to similar risks.
FPL’s use of derivative instruments could be subject to prudence challenges and, if found imprudent, could result in disallowances of cost recovery for such use by the FPSC.
The FPSC engages in an annual prudence review of FPL’s use of derivative instruments in its risk management fuel procurement program and should it find any such use to be imprudent, the FPSC could deny cost recovery for such use by FPL. Such an outcome could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.
Any reductions or modifications to, or the elimination of, governmental incentives or policies that support utility scale renewable energy, including, but not limited to, tax laws, policies and incentives, renewable portfolio standards (“RPS”), feed-in tariffs or the U.S. Environmental Protection Agency’s final rule under Section 111(d) of the Clean Air Act (“Clean Power Plan”), or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, NextEra Energy Resources, LLC (“NEER”) abandoning the development of renewable energy projects, a loss of NEER’s investments in renewable energy projects and reduced project returns, any of which could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEER, a wholly owned subsidiary of NEE Capital, depends heavily on government policies that support utility scale renewable energy and enhance the economic feasibility of developing and operating wind and solar energy projects in regions in which NEER operates or plans to develop and operate renewable energy facilities. The federal government, a majority of the 50 U.S. states and portions of Canada and Spain provide incentives, such as tax incentives, RPS, feed-in tariffs or the Clean Power Plan, that support or are designed to support the sale of energy from utility scale renewable energy facilities, such as wind and solar energy facilities. As a result of budgetary constraints, political factors or otherwise, governments from time to time may review their laws and policies that support renewable energy and consider actions that would make the laws and policies less conducive to the development and operation of renewable energy facilities. Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, NEER abandoning the development of renewable energy projects, a loss of NEER’s investments in the projects and reduced project returns, any of which could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be materially adversely affected as a result of new or revised laws, regulations, interpretations or other regulatory initiatives.
NEE’s and NEE Capital’s business is influenced by various legislative and regulatory initiatives, including, but not limited to, new or revised laws, including international trade laws, regulations, interpretations and other regulatory initiatives regarding deregulation or restructuring of the energy industry, regulation of the commodities trading and derivatives markets, and regulation of environmental matters, such as regulation of air emissions, regulation of water consumption and water discharges, and regulation of gas and oil infrastructure operations, as well as associated environmental permitting. Changes in the nature of the regulation of NEE’s and NEE Capital’s business could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects. NEE and NEE Capital are unable to predict future legislative or regulatory changes, initiatives or interpretations, although any such changes, initiatives or interpretations may increase costs and competitive pressures on NEE and NEE Capital, which could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
FPL has limited competition in the Florida market for retail electricity customers. Any changes in Florida law or regulation which introduce competition in the Florida retail electricity market, such as government incentives that facilitate the installation of solar generation facilities on residential or other rooftops at below cost or that are otherwise subsidized by non-participants, or would permit third-party sales of electricity, could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects. There can be no assurance that FPL will be able to respond adequately to such regulatory changes, which could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.
NEER is subject to U.S. Federal Energy Regulatory Commission (“FERC”) rules related to transmission that are designed to facilitate competition in the wholesale market on practically a nationwide basis by providing greater certainty, flexibility and more choices to wholesale power customers. NEE and NEE Capital cannot predict the impact of changing FERC rules or the effect of changes in levels of wholesale supply and demand, which are typically driven by factors beyond NEE’s and NEE Capital’s control. There can be no assurance that NEER will be able to respond adequately or sufficiently quickly to such rules and developments, or to any other changes that reverse or restrict the competitive restructuring of the energy industry in those jurisdictions in which such restructuring has occurred. Any of these events could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEE’s and NEE Capital’s over-the-counter (“OTC”) financial derivatives are subject to rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act and similar international regulations that are designed to promote transparency, mitigate systemic risk and protect against market abuse. NEE and NEE Capital cannot predict the impact any proposed or not fully implemented final rules will have on their ability to hedge their commodity and interest rate risks or on OTC derivatives markets as a whole, but such rules and regulations could have a material adverse effect on NEE’s and NEE Capital’s risk exposure, as well as reduce market liquidity and further increase the cost of hedging activities.
NEE and NEE Capital are subject to numerous environmental laws, regulations and other standards that may result in capital expenditures, increased operating costs and various liabilities, and may require NEE and NEE Capital to limit or eliminate certain operations.
NEE and NEE Capital are subject to domestic and foreign environmental laws, regulations and other standards, including, but not limited to, extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality and usage, climate change, emissions of greenhouse gases, including, but not limited to, carbon dioxide (“CO2”), waste management, hazardous wastes, marine, avian and other wildlife mortality and habitat protection, historical artifact preservation, natural resources, health (including, but not limited to, electric and magnetic fields from power lines and substations), safety and RPS, that could, among other things, prevent or delay the development of power generation, power or natural gas transmission, or other infrastructure projects, restrict the output of some existing facilities, limit the availability and use of some fuels required for the production of electricity, require additional pollution control equipment, and otherwise increase costs, increase capital expenditures and limit or eliminate certain operations.
There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future as a result of new requirements and stricter or more expansive application of existing environmental regulations. For example, among other new, potential or pending changes are federal regulation of CO2 emissions under the Clean Power Plan and state and federal regulation of the use of hydraulic fracturing or similar technologies to drill for natural gas and related compounds used by NEE’s gas infrastructure business.
Violations of current or future laws, rules, regulations or other standards could expose NEE and NEE Capital to regulatory and legal proceedings, disputes with, and legal challenges by, third parties, and potentially significant civil fines, criminal penalties and other sanctions. Proceedings could include, for example, litigation regarding property damage, personal injury, common law nuisance and enforcement by citizens or governmental authorities of environmental requirements such as air, water and soil quality standards.

NEE’s and NEE Capital’s business could be negatively affected by federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions.
Federal or state laws or regulations may be adopted that would impose new or additional limits on the emissions of greenhouse gases, including, but not limited to, CO2 and methane, from electric generation units using fossil fuels like coal and natural gas. Although it is currently subject to a stay issued by the U.S. Supreme Court, the Clean Power Plan is an example of such a new regulation at the federal level. The potential effects of greenhouse gas emission limits on NEE’s and NEE Capital’s electric generation units are subject to significant uncertainties based on, among other things, the timing of the implementation of any new requirements, the required levels of emission reductions, the nature of any market-based or tax-based mechanisms adopted to facilitate reductions, the relative availability of greenhouse gas emission reduction offsets, the development of cost-effective, commercial-scale carbon capture and storage technology and supporting regulations and liability mitigation measures, and the range of available compliance alternatives.
While NEE’s and NEE Capital’s electric generation units emit greenhouse gases at a lower rate of emissions than most of the U.S. electric generation sector, the results of operations of NEE and NEE Capital could be materially adversely affected to the extent that new federal or state laws or regulations impose any new greenhouse gas emission limits. Any future limits on greenhouse gas emissions could:
•
create substantial additional costs in the form of taxes or emission allowances;

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make some of NEE’s and NEE Capital’s electric generation units uneconomical to operate in the long term;

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require significant capital investment in carbon capture and storage technology, fuel switching, or the replacement of high-emitting generation facilities with lower-emitting generation facilities; or

•
affect the availability or cost of fossil fuels.

There can be no assurance that NEE or NEE Capital would be able to completely recover any such costs or investments, which could have a material adverse effect on their business, financial condition, results of operations and prospects.
Extensive federal regulation of the operations and businesses of NEE and NEE Capital exposes NEE and NEE Capital to significant and increasing compliance costs and may also expose them to substantial monetary penalties and other sanctions for compliance failures.
NEE’s and NEE Capital’s operations and businesses are subject to extensive federal regulation, which generally imposes significant and increasing compliance costs on their operations and businesses. Additionally, any actual or alleged compliance failures could result in significant costs and other potentially adverse effects of regulatory investigations, proceedings, settlements, decisions and claims, including, among other items, potentially significant monetary penalties. As an example, under the Energy Policy Act of 2005, NEE and NEE Capital, as owners and operators of bulk-power transmission systems and/or electric generation facilities, are subject to mandatory reliability standards. Compliance with these mandatory reliability standards may subject NEE and NEE Capital to higher operating costs and may result in increased capital expenditures. If NEE or NEE Capital is found not to be in compliance with these standards, it may incur substantial monetary penalties and other sanctions. Both the costs of regulatory compliance and the costs that may be imposed as a result of any actual or alleged compliance failures could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
Changes in tax laws, guidance or policies, including but not limited to changes in corporate income tax rates, as well as judgments and estimates used in the determination of tax-related asset and liability amounts, could materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEE’s and NEE Capital’s provision for income taxes and reporting of tax-related assets and liabilities require significant judgments and the use of estimates. Amounts of tax-related assets and liabilities involve judgments and estimates of the timing and probability of recognition of income, deductions and tax credits, including, but not limited to, estimates for potential adverse outcomes regarding tax positions that have been taken and the ability to utilize tax benefit carryforwards, such as net operating loss and tax credit carryforwards. Actual income taxes could vary significantly from estimated amounts due to the future impacts of, among other things, changes in tax laws, guidance or policies, including changes in corporate income tax rates, the financial condition and results of operations of NEE and NEE Capital, and the resolution of audit issues raised by taxing authorities. These factors, including the ultimate resolution of income tax matters, may result in material adjustments to tax-related assets and liabilities, which could materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEE’s and NEE Capital’s business, financial condition, results of operations and prospects may be materially adversely affected due to adverse results of litigation.
NEE’s and NEE Capital’s business, financial condition, results of operations and prospects may be materially affected by adverse results of litigation. Unfavorable resolution of legal proceedings in which NEE is involved or other future legal proceedings, including, but not limited to, class action lawsuits, may have a material adverse effect on the business, financial condition, results of operations and prospects of NEE and NEE Capital.
Operational Risks
NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could suffer if NEE and NEE Capital do not proceed with projects under development or are unable to complete the construction of, or capital improvements to, electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget.
NEE’s and NEE Capital’s ability to proceed with projects under development and to complete construction of, and capital improvement projects for, their electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities on schedule and within budget may be adversely affected by escalating costs for materials and labor and regulatory compliance, inability to obtain or renew necessary licenses, rights-of-way, permits or other approvals on acceptable terms or on schedule, disputes involving contractors, labor organizations, land owners, governmental entities, environmental groups, Native American and aboriginal groups, lessors, joint venture partners and other third parties, negative publicity, transmission interconnection issues and other factors. If any development project or construction or capital improvement project is not completed, is delayed or is subject to cost overruns, certain associated costs may not be approved for recovery or otherwise be recoverable through regulatory mechanisms that may be available, and NEE and NEE Capital could become obligated to make delay or termination payments or become obligated for other damages under contracts, could experience the loss of tax credits or tax incentives, or delayed or diminished returns, and could be required to write off all or a portion of their investment in the project. Any of these events could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEE and NEE Capital may face risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements that may impede their development and operating activities.
NEE and NEE Capital own, develop, construct, manage and operate electric-generation and transmission facilities and natural gas transmission facilities. A key component of NEE’s and NEE Capital’s growth is their ability to construct and operate generation and transmission facilities to meet customer needs. As part of these operations, NEE and NEE Capital must periodically apply for licenses and permits from various local, state, federal and other regulatory authorities and abide by their respective conditions. Should NEE or NEE Capital be unsuccessful in obtaining necessary licenses or permits on acceptable terms, should there be a delay in obtaining or renewing necessary licenses or permits or should regulatory authorities initiate any associated investigations or enforcement actions or impose related penalties or disallowances on NEE or NEE Capital, NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be materially adversely affected. Any failure to negotiate successful project development agreements for new facilities with third parties could have similar results.

The operation and maintenance of NEE’s and NEE Capital’s electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities are subject to many operational risks, the consequences of which could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEE’s and NEE Capital’s electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities are subject to many operational risks. Operational risks could result in, among other things, lost revenues due to prolonged outages, increased expenses due to monetary penalties or fines for compliance failures, liability to third parties for property and personal injury damage, a failure to perform under applicable power sales agreements or other agreements and associated loss of revenues from terminated agreements or liability for liquidated damages under continuing agreements, and replacement equipment costs or an obligation to purchase or generate replacement power at higher prices.
Uncertainties and risks inherent in operating and maintaining NEE’s and NEE Capital’s facilities include, but are not limited to:
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risks associated with facility start-up operations, such as whether the facility will achieve projected operating performance on schedule and otherwise as planned;

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failures in the availability, acquisition or transportation of fuel or other necessary supplies;

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the impact of unusual or adverse weather conditions and natural disasters, including, but not limited to, hurricanes, tornadoes, icing events, floods, earthquakes and droughts;

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performance below expected or contracted levels of output or efficiency;

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breakdown or failure, including, but not limited to, explosions, fires, leaks or other major events, of equipment, transmission and distribution lines or pipelines;

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availability of replacement equipment;

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risks of property damage or human injury from energized equipment, hazardous substances or explosions, fires, leaks or other events;

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availability of adequate water resources and ability to satisfy water intake and discharge requirements;

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inability to identify, manage properly or mitigate equipment defects in NEE’s and NEE Capital’s facilities;

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use of new or unproven technology;

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risks associated with dependence on a specific type of fuel or fuel source, such as commodity price risk, availability of adequate fuel supply and transportation, and lack of available alternative fuel sources;

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increased competition due to, among other factors, new facilities, excess supply, shifting demand and regulatory changes; and

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insufficient insurance, warranties or performance guarantees to cover any or all lost revenues or increased expenses from the foregoing.

NEE’s and NEE Capital’s business, financial condition, results of operations and prospects may be negatively affected by a lack of growth or slower growth in the number of customers or in customer usage.
Growth in customer accounts and growth of customer usage each directly influence the demand for electricity and the need for additional power generation and power delivery facilities, as well as the need for energy-related commodities such as natural gas. Customer growth and customer usage are affected by a number of factors outside the control of NEE and NEE Capital, such as mandated energy efficiency measures, demand side management requirements, and economic and demographic conditions, such as population changes, job and income growth, housing starts, new business formation and the overall level of economic activity. A lack of growth, or a decline, in the number of customers or in customer demand for electricity or natural gas and other fuels may cause NEE and NEE Capital to fail to fully realize the anticipated benefits from significant investments and expenditures and could have a material adverse effect on NEE’s and NEE Capital’s growth, business, financial condition, results of operations and prospects.
NEE’s and NEE Capital’s business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather.
Weather conditions directly influence the demand for electricity and natural gas and other fuels and affect the price of energy and energy-related commodities. In addition, severe weather and natural disasters, such as hurricanes, floods, tornadoes, icing events and earthquakes, can be destructive and cause power outages and property damage, reduce revenue, affect the availability of fuel and water, and require NEE and NEE Capital to incur additional costs, for example, to restore service and repair damaged facilities, to obtain replacement power and to access available financing sources. Furthermore, NEE’s and NEE Capital’s physical plants could be placed at greater risk of damage should changes in the global climate produce unusual variations in temperature and weather patterns, resulting in more intense, frequent and extreme weather events, abnormal levels of precipitation and, particularly relevant to FPL, a change in sea level. FPL operates in the east and lower west coasts of Florida, an area that historically has been prone to severe weather events, such as hurricanes. A disruption or failure of electric generation, transmission or distribution systems or natural gas production, transmission, storage or distribution systems in the event of a hurricane, tornado or other severe weather event, or otherwise, could prevent NEE and NEE Capital from operating their business in the normal course and could result in any of the adverse consequences described above. Any of the foregoing could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
At FPL and other businesses of NEE where cost recovery is available, recovery of costs to restore service and repair damaged facilities is or may be subject to regulatory approval, and any determination by the regulator not to permit timely and full recovery of the costs incurred could have a material adverse effect on NEE’s and, with respect to businesses other than FPL, NEE Capital’s business, financial condition, results of operations and prospects.
Changes in weather can also affect the production of electricity at power generation facilities, including, but not limited to, NEER’s wind and solar facilities. For example, the level of wind resource affects the revenue produced by wind generation facilities. Because the levels of wind and solar resources are variable and difficult to predict, NEER’s results of operations for individual wind and solar facilities specifically, and NEE’s and NEE Capital’s results of operations generally, may vary significantly from period to period, depending on the level of available resources. To the extent that resources are not available at planned levels, the financial results from these facilities may be less than expected.
Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt NEE’s and NEE Capital’s business, or the businesses of third parties, may materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEE and NEE Capital are subject to the potentially adverse operating and financial effects of terrorist acts and threats, as well as cyber attacks and other disruptive activities of individuals or groups. There have been cyber attacks on energy infrastructure such as substations, gas pipelines and related assets in the past and there may be such attacks in the future. NEE’s and NEE Capital’s generation, transmission and distribution facilities, fuel storage facilities, information technology systems and other infrastructure facilities and systems could be direct targets of, or otherwise be materially adversely affected by, such activities.
Terrorist acts, cyber attacks or other similar events affecting NEE’s and NEE Capital’s systems and facilities, or those of third parties on which NEE and NEE Capital rely, could harm NEE’s and NEE Capital’s business, for example, by limiting their ability to generate, purchase or transmit power, natural gas or other energy-related commodities by limiting their ability to bill customers and collect and process payments, and by delaying their development and construction of new generation, distribution or transmission facilities or capital improvements to existing facilities. These events, and governmental actions in response, could result in a material decrease in revenues, significant additional costs (for example, to repair assets, implement additional security requirements or maintain or acquire insurance), significant fines and penalties, and reputational damage, could materially adversely affect NEE’s and NEE Capital’s operations (for example, by contributing to disruption of supplies and markets for natural gas, oil and other fuels), and could impair NEE’s and NEE Capital’s ability to raise capital (for example, by contributing to financial instability and lower economic activity). In addition, the implementation of security guidelines and measures has resulted in and is expected to continue to result in increased costs. Such events or actions may materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
The ability of NEE and NEE Capital to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEE’s and NEE Capital’s insurance coverage does not provide protection against all significant losses.
Insurance coverage may not continue to be available or may not be available at rates or on terms similar to those presently available to NEE and NEE Capital. The ability of NEE and NEE Capital to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. If insurance coverage is not available or obtainable on acceptable terms, NEE or NEE Capital may be required to pay costs associated with adverse future events. NEE and NEE Capital generally are not fully insured against all significant losses. For example, FPL is not fully insured against hurricane-related losses, but would instead seek recovery of such uninsured losses from customers subject to approval by the FPSC, to the extent losses exceed restricted funds set aside to cover the cost of storm damage. A loss for which NEE or NEE Capital is not fully insured could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEE and NEE Capital invest in gas and oil producing and transmission assets through NEER’s gas infrastructure business. The gas infrastructure business is exposed to fluctuating market prices of natural gas, natural gas liquids, oil and other energy commodities. A prolonged period of low gas and oil prices could impact NEER’s gas infrastructure business and cause NEER to delay or cancel certain gas infrastructure projects and for certain existing projects to be impaired, which could materially adversely affect NEE’s and NEE Capital’s results of operations.
Natural gas and oil prices are affected by supply and demand, both globally and regionally. Factors that influence supply and demand include operational issues, natural disasters, weather, political instability, conflicts, new discoveries, technological advances, economic conditions and actions by major oil-producing countries. There can be significant volatility in market prices for gas and oil, and price fluctuations could have a material effect on the financial performance of gas and oil producing and transmission assets. For example, in a low gas and oil price environment, NEER would generate less revenue from its gas infrastructure investments in gas and oil producing properties, and as a result certain investments might become less profitable or incur losses. Prolonged periods of low oil and gas prices could also result in oil and gas production and transmission projects to be delayed or cancelled or to experience lower returns, and for certain projects to become impaired, which could materially adversely affect NEE’s and NEE Capital’s results of operations.
If supply costs necessary to provide NEER’s full energy and capacity requirement services are not favorable, operating costs could increase and materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEER provides full energy and capacity requirements services primarily to distribution utilities, which include load-following services and various ancillary services, to satisfy all or a portion of such utilities’ power supply obligations to their customers. The supply costs for these transactions may be affected by a number of factors, including, but not limited to, events that may occur after such utilities have committed to supply power, such as weather conditions, fluctuating prices for energy and ancillary services, and the ability of the distribution utilities’ customers to elect to receive service from competing suppliers. NEER may not be able to recover all of its increased supply costs, which could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

Due to the potential for significant volatility in market prices for fuel, electricity and renewable and other energy commodities, NEER’s inability or failure to manage properly or hedge effectively the commodity risks within its portfolios could materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
There can be significant volatility in market prices for fuel, electricity and renewable and other energy commodities. NEE’s and NEE Capital’s inability or failure to manage properly or hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures, based on factors both from within, or wholly or partially outside of, NEE’s and NEE Capital’s control, may materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
Reductions in the liquidity of energy markets may restrict the ability of NEE and NEE Capital to manage their operational risks, which, in turn, could negatively affect NEE’s and NEE Capital’s results of operations.
NEE and NEE Capital are active participants in energy markets. The liquidity of regional energy markets is an important factor in NEE’s and NEE Capital’s ability to manage risks in these operations. Market liquidity is driven in part by the number of active market participants, which has declined in recent years as some banks and other financial institutions have withdrawn from power marketing. Liquidity in the energy markets can be adversely affected by price volatility, restrictions on the availability of credit and other factors, and any reduction in the liquidity of energy markets could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEE’s and NEE Capital’s hedging and trading procedures and associated risk management tools may not protect against significant losses.
NEE and NEE Capital have hedging and trading procedures and associated risk management tools, such as separate but complementary financial, credit, operational, compliance and legal reporting systems, internal controls, management review processes and other mechanisms. NEE and NEE Capital are unable to assure that such procedures and tools will be effective against all potential risks, including, without limitation, employee misconduct. If such procedures and tools are not effective, this could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
If price movements significantly or persistently deviate from historical behavior, NEE’s and NEE Capital’s risk management tools associated with their hedging and trading procedures may not protect against significant losses.
NEE’s and NEE Capital’s risk management tools and metrics associated with their hedging and trading procedures, such as daily value at risk, earnings at risk, stop loss limits and liquidity guidelines, are based on historical price movements. Due to the inherent uncertainty involved in price movements and potential deviation from historical pricing behavior, NEE and NEE Capital are unable to assure that their risk management tools and metrics will be effective to protect against material adverse effects on their business, financial condition, results of operations and prospects.
If power transmission or natural gas, nuclear fuel or other commodity transportation facilities are unavailable or disrupted, FPL’s and NEER’s ability to sell and deliver power or natural gas may be limited.
FPL and NEER depend upon power transmission and natural gas, nuclear fuel and other commodity transportation facilities, many of which they do not own. Occurrences affecting the operation of these facilities that may or may not be beyond FPL’s and NEER’s control (such as severe weather or a generation or transmission facility outage, pipeline rupture, or sudden and significant increase or decrease in wind generation) may limit or halt the ability of FPL and NEER to sell and deliver power and natural gas, or to purchase necessary fuels and other commodities, which could materially adversely impact NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE and NEE Capital are subject to credit and performance risk from customers, hedging counterparties and vendors.
NEE and NEE Capital are exposed to risks associated with the creditworthiness and performance of their customers, hedging counterparties and vendors under contracts for the supply of equipment, materials, fuel and other goods and services required for their business operations and for the construction and operation of, and for capital improvements to, their facilities. Adverse conditions in the energy industry or the general economy, as well as circumstances of individual customers, hedging counterparties and vendors, may adversely affect the ability of some customers, hedging counterparties and vendors to perform as required under their contracts with NEE and NEE Capital. For example, the prolonged downturn in oil and natural gas prices has adversely affected the financial stability of a number of enterprises in the energy industry, including some with which NEE and NEE Capital do business.
If any hedging, vending or other counterparty fails to fulfill its contractual obligations, NEE and NEE Capital may need to make arrangements with other counterparties or vendors, which could result in material financial losses, higher costs, untimely completion of power generation facilities and other projects, and/or a disruption of their operations. If a defaulting counterparty is in poor financial condition, NEE and NEE Capital may not be able to recover damages for any contract breach.
NEE and NEE Capital could recognize financial losses or a reduction in operating cash flows if a counterparty fails to perform or make payments in accordance with the terms of derivative contracts or if NEE or NEE Capital is required to post margin cash collateral under derivative contracts.
NEE and NEE Capital use derivative instruments, such as swaps, options, futures and forwards, some of which are traded in the OTC markets or on exchanges, to manage their commodity and financial market risks, and for NEE to engage in trading and marketing activities. Any failures by their counterparties to perform or make payments in accordance with the terms of those transactions could have a material adverse effect on NEE’s or NEE Capital’s business, financial condition, results of operations and prospects. Similarly, any requirement for NEE or NEE Capital to post margin cash collateral under its derivative contracts could have a material adverse effect on its business, financial condition, results of operations and prospects. These risks may be increased during periods of adverse market or economic conditions affecting the industries in which NEE and NEE Capital participate.
NEE and NEE Capital are highly dependent on sensitive and complex information technology systems, and any failure or breach of those systems could have a material adverse effect on their business, financial condition, results of operations and prospects.
NEE and NEE Capital operate in a highly regulated industry that requires the continuous functioning of sophisticated information technology systems and network infrastructure. Despite NEE’s and NEE Capital’s implementation of security measures, all of their technology systems are vulnerable to disability, failures or unauthorized access due to such activities. If NEE’s or NEE Capital’s information technology systems were to fail or be breached, sensitive confidential and other data could be compromised and NEE and NEE Capital could be unable to fulfill critical business functions.
NEE’s and NEE Capital’s business is highly dependent on their ability to process and monitor, on a daily basis, a very large number of transactions, many of which are highly complex and cross numerous and diverse markets. Due to the size, scope, complexity and geographical reach of NEE’s and NEE Capital’s business, the development and maintenance of information technology systems to keep track of and process information is critical and challenging. NEE’s and NEE Capital’s operating systems and facilities may fail to operate properly or become disabled as a result of events that are either within, or wholly or partially outside of, their control, such as operator error, severe weather or terrorist activities. Any such failure or disabling event could materially adversely affect NEE’s and NEE Capital’s ability to process transactions and provide services, and their business, financial condition, results of operations and prospects.
NEE and NEE Capital add, modify and replace information systems on a regular basis. Modifying existing information systems or implementing new or replacement information systems is costly and involves risks, including, but not limited to, integrating the modified, new or replacement system with existing systems and processes, implementing associated changes in accounting procedures and controls, and ensuring that data conversion is accurate and consistent. Any disruptions or deficiencies in existing information systems, or disruptions, delays or deficiencies in the modification or implementation of new information systems, could result in increased costs, the inability to track or collect revenues and the diversion of management’s and employees’ attention and resources, and could negatively impact the effectiveness of the companies’ control environment, and/or the companies’ ability to timely file required regulatory reports.
NEE and NEE Capital also face the risks of operational failure or capacity constraints of third parties, including, but not limited to, those who provide power transmission and natural gas transportation services.
NEE’s and NEE Capital’s retail businesses are subject to the risk that sensitive customer data may be compromised, which could result in a material adverse impact to their reputation and/or have a material adverse effect on the business, financial condition, results of operations and prospects of NEE and NEE Capital.
NEE’s and NEE Capital’s retail businesses require access to sensitive customer data in the ordinary course of business. NEE’s and NEE Capital’s retail businesses may also need to provide sensitive customer data to vendors and service providers who require access to this information in order to provide services, such as call center services, to the retail businesses. If a significant breach occurred, the reputation of NEE and NEE Capital could be materially adversely affected, customer confidence could be diminished, or customer information could be subject to identity theft. NEE and NEE Capital would be subject to costs associated with the breach and/or NEE and NEE Capital could be subject to fines and legal claims, any of which may have a material adverse effect on the business, financial condition, results of operations and prospects of NEE and NEE Capital.
NEE and NEE Capital could recognize financial losses as a result of volatility in the market values of derivative instruments and limited liquidity in OTC markets.
NEE and NEE Capital execute transactions in derivative instruments on either recognized exchanges or via the OTC markets, depending on management’s assessment of the most favorable credit and market execution factors. Transactions executed in OTC markets have the potential for greater volatility and less liquidity than transactions on recognized exchanges. As a result, NEE and NEE Capital may not be able to execute desired OTC transactions due to such heightened volatility and limited liquidity.
In the absence of actively quoted market prices and pricing information from external sources, the valuation of derivative instruments involves management’s judgment and use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments and have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEE and NEE Capital may be materially adversely affected by negative publicity.
From time to time, political and public sentiment may result in a significant amount of adverse press coverage and other adverse public statements affecting NEE and NEE Capital. Adverse press coverage and other adverse statements, whether or not driven by political or public sentiment, may also result in investigations by regulators, legislators and law enforcement officials or in legal claims. Responding to these investigations and lawsuits, regardless of the ultimate outcome of the proceeding, can divert the time and effort of senior management from NEE’s and NEE Capital’s business.
Addressing any adverse publicity, governmental scrutiny or enforcement or other legal proceedings is time consuming and expensive and, regardless of the factual basis for the assertions being made, can have a negative impact on the reputation of NEE and NEE Capital, on the morale and performance of their employees and on their relationships with their respective regulators. It may also have a negative impact on their ability to take timely advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.

NEE’s business, financial condition, results of operations and prospects may be materially adversely affected if FPL is unable to maintain, negotiate or renegotiate franchise agreements on acceptable terms with municipalities and counties in Florida.
FPL must negotiate franchise agreements with municipalities and counties in Florida to provide electric services within such municipalities and counties, and electricity sales generated pursuant to these agreements represent a very substantial portion of FPL’s revenues. If FPL is unable to maintain, negotiate or renegotiate such franchise agreements on acceptable terms, it could contribute to lower earnings and FPL may not fully realize the anticipated benefits from significant investments and expenditures, which could materially adversely affect NEE’s business, financial condition, results of operations and prospects.
NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be materially adversely affected by work strikes or stoppages and increasing personnel costs.
Employee strikes or work stoppages could disrupt operations and lead to a loss of revenue and customers. Personnel costs may also increase due to inflationary or competitive pressures on payroll and benefits costs and revised terms of collective bargaining agreements with union employees. These consequences could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
NEE’s and NEE Capital’s ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including, but not limited to, the effect of increased competition for acquisitions resulting from the consolidation of the power industry.
NEE and NEE Capital are likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry in general. In addition, NEE and NEE Capital may be unable to identify attractive acquisition opportunities at favorable prices and to complete and integrate them successfully and in a timely manner.
NextEra Energy Partners, LP’s (“NEP”) acquisitions may not be completed and, even if completed, NEE and NEE Capital may not realize the anticipated benefits of any acquisitions, which could materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
In the future NEP may make additional acquisitions of assets which are inherently risky and NEE and NEE Capital may not realize the anticipated benefits of any acquisitions, which could materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
Nuclear Generation Risks
The operation and maintenance of NEE’s and NEE Capital’s nuclear generation facilities involve environmental, health and financial risks that could result in fines or the closure of the facilities and in increased costs and capital expenditures.
NEE’s and NEE Capital’s nuclear generation facilities are subject to environmental, health and financial risks, including, but not limited to, those relating to site storage of spent nuclear fuel, the disposition of spent nuclear fuel, leakage and emissions of tritium and other radioactive elements in the event of a nuclear accident or otherwise, the threat of a terrorist attack and other potential liabilities arising out of the ownership or operation of the facilities. NEE and NEE Capital maintain decommissioning funds and external insurance coverage which are intended to reduce the financial exposure to some of these risks; however, the cost of decommissioning nuclear generation facilities could exceed the amount available in NEE’s and NEE Capital’s decommissioning funds, and the exposure to liability and property damages could exceed the amount of insurance coverage. If NEE or NEE Capital is unable to recover the additional costs incurred through insurance or, in the case of FPL, through regulatory mechanisms, NEE’s and NEE Capital’s business, financial condition, results of operations and prospects could be materially adversely affected.

In the event of an incident at any nuclear generation facility in the U.S. or at certain nuclear generation facilities in Europe, NEE and NEE Capital could be assessed significant retrospective assessments and/or retrospective insurance premiums as a result of their participation in a secondary financial protection system and nuclear insurance mutual companies.
Liability for accidents at nuclear power plants is governed by the Price-Anderson Act, which limits the liability of nuclear reactor owners to the amount of insurance available from both private sources and an industry retrospective payment plan. In accordance with this Act, NEE maintains the maximum amount of private liability insurance obtainable, and participates in a secondary financial protection system, which provides liability insurance coverage for an incident at any nuclear reactor in the U.S. Under the secondary financial protection system, NEE is subject to retrospective assessments and/or retrospective insurance premiums, plus any applicable taxes, for an incident at any nuclear reactor in the U.S. or at certain nuclear generation facilities in Europe, regardless of fault or proximity to the incident. Such assessments, if levied, could materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
U.S. Nuclear Regulatory Commission (“NRC”) orders or new regulations related to increased security measures and any future safety requirements promulgated by the NRC could require NEE and NEE Capital to incur substantial operating and capital expenditures at their nuclear generation facilities and/or result in reduced revenues.
The NRC has broad authority to impose licensing and safety-related requirements for the operation and maintenance of nuclear generation facilities, the addition of capacity at existing nuclear generation facilities and the construction of new nuclear generation facilities, and these requirements are subject to change. In the event of non-compliance, the NRC has the authority to impose fines and/or shut down a nuclear generation facility, depending upon the NRC’s assessment of the severity of the situation, until compliance is achieved. Any of the foregoing events could require NEE and NEE Capital to incur increased costs and capital expenditures, and could reduce revenues.
Any serious nuclear incident occurring at a NEE or NEE Capital plant could result in substantial remediation costs and other expenses. A major incident at a nuclear facility anywhere in the world could cause the NRC to limit or prohibit the operation or licensing of any domestic nuclear generation facility. An incident at a nuclear facility anywhere in the world also could cause the NRC to impose additional conditions or other requirements on the industry, or on certain types of nuclear generation units, which could increase costs, reduce revenues and result in additional capital expenditures.
The inability to operate any of NEE’s or NEE Capital’s nuclear generation units through the end of their respective operating licenses could have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, results of operations and prospects.
The operating licenses for NEE’s and NEE Capital’s nuclear generation facilities extend through at least 2030. If the facilities cannot be operated for any reason through the life of those operating licenses, NEE or NEE Capital may be required to increase depreciation rates, incur impairment charges and accelerate future decommissioning expenditures, any of which could materially adversely affect their business, financial condition, results of operations and prospects.
NEE’s and NEE Capital’s nuclear units are periodically removed from service to accommodate planned refueling and maintenance outages, and for other purposes. If planned outages last longer than anticipated or if there are unplanned outages, NEE’s and NEE Capital’s results of operations and financial condition could be materially adversely affected.
NEE’s and NEE Capital’s nuclear units are periodically removed from service to accommodate planned refueling and maintenance outages, including, but not limited to, inspections, repairs and certain other modifications as well as to replace equipment. In the event that a scheduled outage lasts longer than anticipated or in the event of an unplanned outage due to, for example, equipment failure, such outages could materially adversely affect NEE’s or NEE Capital’s business, financial condition, results of operations and prospects.

Liquidity and Capital Requirements Risks
Disruptions, uncertainty or volatility in the credit and capital markets may negatively affect NEE’s and NEE Capital’s ability to fund their liquidity and capital needs and to meet their growth objectives, and can also materially adversely affect the results of operations and financial condition of NEE and NEE Capital.
NEE and NEE Capital rely on access to capital and credit markets as significant sources of liquidity for capital requirements and other operations requirements that are not satisfied by operating cash flows. Disruptions, uncertainty or volatility in those capital and credit markets, could increase NEE’s and NEE Capital’s cost of capital and affect their ability to fund their liquidity and capital needs and to meet their growth objectives. If NEE or NEE Capital is unable to access regularly the capital and credit markets on terms that are reasonable, it may have to delay raising capital, issue shorter-term securities and incur an unfavorable cost of capital, which, in turn, could adversely affect its ability to grow its business, could contribute to lower earnings and reduced financial flexibility, and could have a material adverse effect on its business, financial condition, results of operations and prospects.
Although NEE’s and NEE Capital’s competitive energy and certain other subsidiaries have used non-recourse or limited-recourse, project-specific or other financing in the past, market conditions and other factors could adversely affect the future availability of such financing. The inability of NEE’s and NEE Capital’s subsidiaries including, without limitation, NEP and its subsidiaries, to access the capital and credit markets to provide project-specific or other financing for electric-generation or other facilities or acquisitions on favorable terms, whether because of disruptions or volatility in those markets or otherwise, could necessitate additional capital raising or borrowings by NEE and/or NEE Capital in the future.
The inability of subsidiaries that have existing project-specific or other financing arrangements to meet the requirements of various agreements relating to those financings could give rise to a project-specific financing default which, if not cured or waived, might result in the specific project, and potentially in some limited instances its parent companies, being required to repay the associated debt or other borrowings earlier than otherwise anticipated, and if such repayment were not made, the lenders or security holders would generally have rights to foreclose against the project assets and related collateral. Such an occurrence also could result in NEE and NEE Capital expending additional funds or incurring additional obligations over the shorter term to ensure continuing compliance with project-specific financing arrangements based upon the expectation of improvement in the project’s performance or financial returns over the longer term. Any of these actions could materially adversely affect NEE’s and NEE Capital’s business, financial condition, results of operations and prospects, as well as the availability or terms of future financings for NEE, NEE Capital or their respective subsidiaries.
NEE’s, NEE Capital’s and FPL’s inability to maintain their current credit ratings may materially adversely affect NEE’s and NEE Capital’s liquidity and results of operations, limit the ability of NEE and NEE Capital to grow their business, and increase interest costs.
The inability of NEE, NEE Capital and FPL to maintain their current credit ratings could materially adversely affect their ability to raise capital or obtain credit on favorable terms, which, in turn, could impact NEE’s, NEE Capital’s and FPL’s ability to grow their business and service indebtedness and repay borrowings, and would likely increase their interest costs. In addition, certain agreements and guarantee arrangements would require posting of additional collateral in the event of a ratings downgrade. Some of the factors that can affect credit ratings are cash flows, liquidity, the amount of debt as a component of total capitalization, NEE’s and NEE Capital’s overall business mix and political, legislative and regulatory actions. There can be no assurance that one or more of the ratings of NEE, NEE Capital and FPL will not be lowered or withdrawn entirely by a rating agency.
NEE’s, NEE Capital’s and FPL’s liquidity may be impaired if their credit providers are unable to fund their credit commitments to the companies or to maintain their current credit ratings.
The inability of NEE’s, NEE Capital’s and FPL’s credit providers to fund their credit commitments or to maintain their current credit ratings could require NEE, NEE Capital or FPL, among other things, to renegotiate requirements in agreements, find an alternative credit provider with acceptable credit ratings to meet funding requirements, or post cash collateral and could have a material adverse effect on NEE’s, NEE Capital’s and FPL’s liquidity.

Poor market performance and other economic factors could affect NEE’s defined benefit pension plan’s funded status, which may materially adversely affect NEE’s and NEE Capital’s business, financial condition, liquidity and results of operations and prospects.
NEE sponsors a qualified noncontributory defined benefit pension plan for substantially all employees of NEE and its subsidiaries. A decline in the market value of the assets held in the defined benefit pension plan due to poor investment performance or other factors may increase the funding requirements for this obligation.
NEE’s defined benefit pension plan is sensitive to changes in interest rates, since, as interest rates decrease the funding liabilities increase, potentially increasing benefits costs and funding requirements. Any increase in benefits costs or funding requirements may have a material adverse effect on NEE’s and NEE Capital’s business, financial condition, liquidity, results of operations and prospects.
Poor market performance and other economic factors could adversely affect the asset values of NEE’s and NEE Capital’s nuclear decommissioning funds, which may materially adversely affect NEE’s and NEE Capital’s liquidity, financial condition and results of operations.
NEE and NEE Capital are required to maintain decommissioning funds to satisfy their future obligations to decommission their nuclear power plants. A decline in the market value of the assets held in the decommissioning funds due to poor investment performance or other factors may increase the funding requirements for these obligations. Any increase in funding requirements may have a material adverse effect on NEE’s and NEE Capital’s liquidity, financial condition and results of operations.
Certain of NEE’s and NEE Capital’s investments are subject to changes in market value and other risks, which may materially adversely affect NEE’s and NEE Capital’s liquidity, financial condition and results of operations.
NEE and NEE Capital hold certain investments where changes in the fair value affect NEE’s and NEE Capital’s financial results. In some cases there may be no observable market values for these investments, requiring fair value estimates to be based on other valuation techniques. This type of analysis requires significant judgment and the actual values realized in a sale of these investments could differ materially from those estimated. A sale of an investment below previously estimated value, or other decline in the fair value of an investment, could result in losses or the write-off of such investment, and may have a material adverse effect on NEE’s and NEE Capital’s liquidity, financial condition and results of operations.
NEE and NEE Capital may be unable to meet their ongoing and future financial obligations if their respective subsidiaries are unable to pay upstream dividends or repay funds to NEE and NEE Capital.
NEE and NEE Capital are each a holding company and, as such, have no material operations of their own. Substantially all of NEE’s and NEE Capital’s consolidated assets are held by their respective subsidiaries. NEE’s and NEE Capital’s ability to meet their financial obligations, including, but not limited to, their guarantees, are primarily dependent on their subsidiaries’ net income and cash flows, which are subject to the risks of their respective businesses, and their ability to pay upstream dividends or to repay funds to NEE and NEE Capital.
NEE’s and NEE Capital’s subsidiaries are separate legal entities and have no independent obligation to provide NEE or NEE Capital with funds for their payment obligations. The subsidiaries have financial obligations, including, but not limited to, payment of debt service, which they must satisfy before they can provide NEE or NEE Capital with funds. In addition, in the event of a subsidiary’s liquidation or reorganization, NEE’s and NEE Capital’s right to participate in a distribution of assets is subject to the prior claims of the subsidiary’s creditors.
The dividend-paying ability of some of the subsidiaries is limited by contractual restrictions which are contained in outstanding financing agreements and which may be included in future financing agreements. The future enactment of laws or regulations also may prohibit or restrict the ability of NEE’s and NEE Capital’s respective subsidiaries to pay upstream dividends or to repay funds.

NEE and NEE Capital may be unable to meet their ongoing and future financial obligations if NEE or NEE Capital is required to perform under guarantees of obligations of its subsidiaries.
NEE guarantees many of the obligations of its consolidated subsidiaries, other than FPL, through guarantee agreements with NEE Capital. NEE Capital, in turn, guarantees many of the obligations of its consolidated subsidiaries through additional guarantee agreements. These guarantees may require NEE or NEE Capital to provide substantial funds to their respective subsidiaries or their creditors or counterparties at a time when NEE or NEE Capital is in need of liquidity to meet its own financial obligations. Funding such guarantees may materially adversely affect NEE’s and NEE Capital’s ability to meet their financial obligations or to pay dividends.
NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions and on the value of NEE’s limited partner interest in NextEra Energy Operating Partners, LP (“NEP OpCo”).
NEE and NEE Capital understand that NEP expects to finance acquisitions of clean energy projects partially or wholly through the issuance of additional common units. NEP needs to be able to access the capital markets on commercially reasonable terms when acquisition opportunities arise. NEP’s ability to access the equity capital markets is dependent on, among other factors, the overall state of the capital markets and investor appetite for investment in clean energy projects in general and NEP’s common units in particular. An inability to obtain equity financing on commercially reasonable terms could limit NEP’s ability to consummate future acquisitions and to effectuate its growth strategy in the manner currently contemplated. Furthermore there may not be sufficient availability under NEP OpCo’s subsidiaries’ revolving credit facility or other financing arrangements on commercially reasonable terms when acquisition opportunities arise. If debt financing is available, it may be available only on terms that could significantly increase NEP’s interest expense, impose additional or more restrictive covenants and reduce cash distributions to its unitholders. An inability to access sources of capital on commercially reasonable terms could significantly limit NEP’s ability to consummate future acquisitions and to effectuate its growth strategy. NEP’s inability to effectively consummate future acquisitions could have a material adverse effect on NEP’s ability to grow its business and make cash distributions to its unitholders.
Through an indirect wholly owned subsidiary, NEE owns a limited partner interest in NEP OpCo. NEP’s inability to access the capital markets on commercially reasonable terms and effectively consummate future acquisitions could have a material adverse effect on NEP’s ability to grow its cash distributions to its unitholders, including NEE and NEE Capital, and on the value of NEE’s and NEE Capital’s limited partnership interest in NEP OpCo.

NEE CAPITAL
The information in this section supplements the information in the “NEE Capital” section on page 4 of the accompanying prospectus.
NEE Capital owns and provides funding for all of NEE’s operating subsidiaries other than FPL and its subsidiaries. NEE Capital was incorporated in 1985 as a Florida corporation and is a wholly owned subsidiary of NEE.
NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.
NEE
The information in this section supplements the information in the “NEE” section on page 3 of the accompanying prospectus.
NEE is a holding company incorporated in 1984 as a Florida corporation and conducts its operations principally through two wholly owned subsidiaries, FPL and, indirectly through NEE Capital, NEER. FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. NEER, through its subsidiaries, currently owns, develops, constructs, manages and operates electric generation facilities in wholesale energy markets primarily in the U.S., as well as in Canada and Spain. NEER produces the majority of its electricity from clean and renewable sources, including wind and solar. NEER also engages in energy-related commodity marketing and trading activities and invests in natural gas, natural gas liquids and oil production and pipeline infrastructure assets.
NEE’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

USE OF PROCEEDS
The information in this section supplements the information in the “Use of Proceeds” section on page 4 of the accompanying prospectus. Please read these two sections together.
NEE Capital will add the net proceeds from the sale of the Debentures, which are expected to be approximately $496.2 million (after deducting the underwriting discount and other offering expenses), to its general funds. NEE Capital expects to use its general funds to redeem all $500 million aggregate principal amount of its outstanding 6.00% Debentures, Series due March 1, 2019 (“2019 Debentures”) on December 28, 2017. Pending such use, NEE Capital intends to use its general funds to fund investments in energy and power projects and for other general corporate purposes. NEE Capital will temporarily invest in short-term instruments any proceeds that are not immediately used for these purposes.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
The information in this section supplements the information in the “Consolidated Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” section on page 4 of the accompanying prospectus.
NEE’s consolidated ratio of earnings to fixed charges for the years ended December 31, 2015 and December 31, 2016 was 3.81 and 4.30, respectively, and for the nine months ended September 30, 2017 was 4.44.

CONSOLIDATED CAPITALIZATION OF NEE AND SUBSIDIARIES
The following table shows NEE’s consolidated capitalization as of September 30, 2017, and as adjusted to reflect the issuance of the Debentures and the other transactions described below. This table, which is presented in this prospectus supplement solely to provide limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.
	September 30, 2017	Adjusted(a)
		Amount	Percent
	(In Millions)
Total common shareholders’ equity	$26,398	$26,398	44.4%
Noncontrolling interests	923	1,473	2.5
Total equity	27,321	27,871	46.9
Long-term debt (excluding current maturities)	30,345	31,596	53.1
Total capitalization	$57,666	$59,467	100.0%

(a)
To give effect only to (i) the issuance of the Debentures offered by this prospectus supplement, (ii) the expected repayment of  $500 million principal amount upon the redemption of the 2019 Debentures with the proceeds from the issuance of the Debentures, (iii) the issuance in November 2017 by NEE Capital of  $550 million principal amount of its Series M Junior Subordinated Debentures due December 1, 2077 (“Subordinated Debentures”), (iv) the issuance in November 2017 by FPL of  $750 million principal amount of its Floating Rate Notes, Series due November 6, 2020 (“Floating Rate Notes”), (v) the issuance in November 2017 by FPL of  $700 million principal amount of its First Mortgage Bonds, 3.70% Series due December 1, 2047 (“First Mortgage Bonds”), (vi) the repayment by FPL of $250 million outstanding under its revolving credit facilities in November 2017, (vii) the loan to FPL in November 2017 of the proceeds from the issuance by the Development Authority of Monroe County, Georgia of  $60 million principal amount of its Revenue Bonds (Florida Power & Light Company Project), Series 2017, (viii) the issuance in November 2017 by NEP of approximately $550 million of its Series A convertible preferred units, (ix) the redemption in November 2017 by NEE Capital of approximately $309 million of its 5 7∕8% Junior Subordinated Debentures, Series due March 15, 2044 and (x) the redemption in December 2017 by NEE Capital of  $250 million of its Series D Junior Subordinated Debentures due 2067. Adjusted amounts do not reflect the addition of any premiums or deduction of any discounts or debt issuance costs in connection with the issuance of the Debentures, the Subordinated Debentures, the Floating Rate Notes or the First Mortgage Bonds or the make-whole premium payable in connection with the redemption of the 2019 Debentures. Adjusted amounts also do not reflect any possible additional borrowings or issuance and sale of additional securities by NEE and its subsidiaries, including NEE Capital, from time to time after the date of this prospectus supplement.

CERTAIN TERMS OF THE DEBENTURES
The information in this section supplements the information in the “Description of NEE Capital Senior Debt Securities” section beginning on page 14 of the accompanying prospectus. Please read these two sections together.
General.   NEE Capital will issue the Debentures under an indenture, dated as of June 1, 1999, as amended, referred to in this prospectus supplement as the “Indenture,” between NEE Capital and The Bank of New York Mellon, as indenture trustee, and referred to in this prospectus supplement as the “Indenture Trustee.” An officer’s certificate will supplement the Indenture and create the specific terms of the Debentures. Under the Indenture, NEE Capital may issue an unlimited amount of additional debt securities. The Indenture does not limit the aggregate amount of indebtedness that NEE Capital and its subsidiaries may issue, guarantee or otherwise incur. The Guarantee Agreement referred to below under “— Mandatory Redemption” does not limit the aggregate amount of indebtedness that NEE and its subsidiaries may issue, guarantee or otherwise incur.
NEE Capital may, from time to time, without notice to, or the consent of any existing holders of the Debentures, create and issue additional debentures having the same terms as the Debentures in all respects except for the issue date and, if applicable, the initial interest payment date applicable to the Debentures. Any such additional debentures will be consolidated and form a single series with the Debentures.
The Debentures will be issued in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess thereof.
NEE Capital’s corporate parent, NEE, has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the Debentures. The Debentures and the guarantee are unsecured and unsubordinated and rank equally with other unsecured and unsubordinated indebtedness from time to time outstanding of NEE Capital and NEE, respectively. See “Description of NEE Guarantee of NEE Capital Senior Debt Securities” in the accompanying prospectus.
The Indenture Trustee will initially be the security registrar and the paying agent for the Debentures. All transactions with respect to the Debentures, including registration, transfer and exchange of the Debentures, will be handled by the security registrar at an office in New York City designated by NEE Capital. NEE Capital has initially designated the corporate trust office of the Indenture Trustee as that office. In addition, holders of the Debentures should address any notices to NEE Capital regarding the Debentures to that office. NEE Capital will notify holders of the Debentures of any change in the location of that office.
Interest and Payment.   NEE Capital will pay interest semi-annually on the Debentures at the rate of 2.80% per year. The Debentures will mature on January 15, 2023. NEE Capital will pay interest on the Debentures on January 15 and July 15 of each year, each such date referred to as an “Interest Payment Date,” until maturity or earlier redemption. The first Interest Payment Date will be July 15, 2018. The record date for interest payable on any Interest Payment Date shall be the close of business (1) on the business day immediately preceding such Interest Payment Date so long as all of the Debentures remain in book-entry only form, or (2) on the 15th calendar day immediately preceding each Interest Payment Date if any of the Debentures do not remain in book-entry only form. See “— Book-Entry Only Issuance.” Interest on the Debentures will accrue from and including the date of original issuance to but excluding the first Interest Payment Date. Starting on the first Interest Payment Date, interest on each Debenture will accrue from and including the last Interest Payment Date to which NEE Capital has paid, or duly provided for the payment of, interest on that Debenture to but excluding the next succeeding Interest Payment Date. No interest will accrue on a Debenture for the day that the Debenture matures. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months. If any date on which interest, principal or premium, if any, is payable on the Debentures falls on a day that is not a business day, then payment of the interest, principal or premium payable on that date will be made on the next succeeding day which is a business day, and without any interest or other payment in respect of such delay. A “business day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.
Optional Redemption.   NEE Capital may redeem some or all of the Debentures, at its option, at any time or from time to time (each a “Redemption Date”). NEE Capital will give notice of its intent to redeem some or all of the Debentures at least 30 but no more than 60 days prior to a Redemption Date.
If NEE Capital redeems all or any part of the Debentures at any time prior to December 15, 2022 (one month prior to the maturity date of the Debentures), it will pay a redemption price (“Redemption Price”) equal to the sum of: (1) 100% of the principal amount of the Debentures being redeemed plus (2) accrued and unpaid interest thereon, if any, to but excluding the Redemption Date plus (3) a “make-whole premium,” if any. The Redemption Price for the Debentures will never be less than 100% of the principal amount of those Debentures plus accrued and unpaid interest on those Debentures to but excluding the Redemption Date.
The amount of the make-whole premium with respect to any Debentures to be redeemed in accordance with the foregoing paragraph will be equal to the excess, if any, of:
(1)
the sum of the present values (calculated as of the Redemption Date) of:

(a) each interest payment that, but for such redemption, would have been payable on the Debentures being redeemed on each Interest Payment Date occurring after the Redemption Date that would be payable if the Debentures matured on December 15, 2022 (excluding any interest accruing (i) from and including the last Interest Payment Date preceding the Redemption Date as of which all then-accrued interest was paid (ii) to but excluding the Redemption Date); and
(b) the principal amount that, but for such redemption, would have been payable at the final maturity of the Debentures being redeemed; over
(2)
the principal amount of the Debentures being redeemed.

The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 10 basis points.
If NEE Capital redeems all or any part of the Debentures at any time on or after December 15, 2022, it will pay a redemption price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest on the Debentures being redeemed to but excluding the Redemption Date.
NEE Capital will appoint an independent investment banking institution of national standing to calculate the make-whole premium when and as applicable; provided that CIBC World Markets Corp., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC or Regions Securities LLC will make such calculation if  (1) NEE Capital fails to make such appointment at least 30 days prior to the Redemption Date, or (2) the institution so appointed is unwilling or unable to make such calculation. If CIBC World Markets Corp., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC or Regions Securities LLC is to make such calculation but if none is willing or able to do so, then NEE Capital will appoint an independent investment banking institution of national standing to make such calculation. In any case, the institution making such calculation is referred to in this prospectus supplement as an “Independent Investment Banker.”
For purposes of determining the make-whole premium, “Treasury Yield” means a rate of interest per year equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Debentures to be redeemed (assuming for this purpose that the Debentures mature on December 15, 2022), in each case calculated to the nearest 1/12th of a year (the “Remaining Term”). The Independent Investment Banker will determine the Treasury Yield as of the third business day immediately preceding the applicable Redemption Date.
The Independent Investment Banker will determine the weekly average yields of United States Treasury Notes by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15 (519) Selected Interest Rates” or any successor release (the “H.15 Statistical Release”). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Independent Investment Banker will calculate the Treasury Yield by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). The Independent Investment Banker will round any weekly average yields so calculated to the nearest 1/100th of 1%, and will round upward for any figure of 1/200th of 1% or above. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Independent Investment Banker will select comparable rates and calculate the Treasury Yield by reference to those rates.
If NEE Capital at any time elects to redeem some but not all of the Debentures, the security registrar will select the particular Debentures to be redeemed using any method that it deems fair and appropriate. However, if the Debentures are solely registered in the name of Cede & Co. and traded through The Depository Trust Company, or “DTC,” then DTC will select the Debentures to be redeemed in accordance with its practices as described below in “— Book-Entry Only Issuance.”
If, at the time notice of redemption is given, the redemption moneys are not on deposit with the Indenture Trustee, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the Redemption Date and such notice of redemption shall be of no force or effect unless such moneys are received.
Mandatory Redemption.   The following constitute “Guarantor Events” with respect to the Debentures:
•
the guarantee agreement, dated as of June 1, 1999, between NEE, as guarantor, and The Bank of New York Mellon, as guarantee trustee (the “Guarantee Agreement”), ceases to be in full force and effect;

•
a court issues a decree ordering or acknowledging the bankruptcy or insolvency of NEE, or appointing a custodian, receiver or other similar official for NEE, or ordering the winding up or liquidation of its affairs, and the decree remains in effect for 90 days; or

•
NEE seeks or consents to relief under federal or state bankruptcy or insolvency laws, or to the appointment of a custodian, receiver or other similar official for NEE, or makes an assignment for the benefit of its creditors, or admits in writing that it is bankrupt or insolvent.

NEE Capital shall, if a Guarantor Event occurs and is continuing, redeem all of the outstanding Debentures within 60 days after the occurrence of the Guarantor Event at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of redemption unless, within 30 days after the occurrence of the Guarantor Event, S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc. (if the outstanding Debentures are then rated by those rating agencies, or, if the outstanding Debentures are then rated by only one of those rating agencies, then such rating agency, or, if the outstanding Debentures are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the outstanding Debentures is investment grade (i.e., in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).

If a Guarantor Event occurs and NEE Capital is not required to redeem the outstanding Debentures as described above, NEE Capital will provide to the Indenture Trustee and the holders of the outstanding Debentures annual and quarterly reports containing the information that NEE Capital would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of either of those Sections. If NEE Capital is, at that time, subject to the reporting requirements of either of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to either of those Sections will satisfy this requirement.
Purchase of the Debentures.   NEE or its affiliates, including NEE Capital, may at any time and from time to time purchase all or some of the Debentures at any price or prices, whether by tender, in the open market, by private agreement or otherwise, subject to applicable law.
Events of Default.   In addition to the events of default relating to any series of debt securities issued under the Indenture, as set forth under the “Description of NEE Capital Senior Debt Securities — Events of Default” section on page 14 of the accompanying prospectus, each of the following events will be an event of default under the Indenture with respect to the Debentures:
(1)
NEE consolidates with or merges into any other entity or conveys, transfers or leases substantially all of its properties and assets to any entity, unless

(a)
the entity formed by such consolidation or into which NEE is merged, or the entity to which NEE conveys, transfers or leases substantially all of its properties and assets is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and expressly assumes the obligations of NEE under the Guarantee Agreement; and

(b)
immediately after giving effect to such transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture, shall have occurred and be continuing; or

(2)
NEE Capital fails to redeem any of the Debentures that it is required to redeem as described under “Certain Terms of the Debentures — Mandatory Redemption” above.

Book-Entry Only Issuance.   The Debentures will trade through DTC. The Debentures will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the Debentures, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the Debentures represented by such global securities to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the Indenture Trustee as custodian for DTC.
Purchasers of the Debentures may hold interests in a global security through DTC, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), directly if they are participants in such systems, or indirectly through organizations which are participants in such systems.
Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on DTC’s books.
DTC.   DTC is a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing

Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who clear through or maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the Securities and Exchange Commission.
Purchases of the Debentures within the DTC system must be made through participants, who will receive a credit for the Debentures on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased Debentures. Transfers of ownership in the Debentures are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their Debentures, except if use of the book-entry system for the Debentures is discontinued.
To facilitate subsequent transfers, all Debentures deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the Debentures with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Debentures. DTC’s records reflect only the identity of the participants to whose accounts such Debentures are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of Debentures may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Debentures, such as redemptions, tenders, defaults and proposed amendments to the Indenture or the Guarantee Agreement. Beneficial owners of the Debentures may wish to ascertain that the nominee holding the Debentures has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to Cede & Co., as registered holder of the Debentures. If less than all of the Debentures are being redeemed, DTC’s current practice is to determine by lot the amount of Debentures of each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to Debentures, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to NEE Capital as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the Debentures are credited on the record date. NEE Capital and NEE believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the Debentures.
Payments of redemption proceeds, principal of, and interest on the Debentures will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s current practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from NEE Capital or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the Indenture Trustee, NEE Capital or NEE, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is the responsibility of NEE Capital. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in this prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the Debentures. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Debentures.

DTC may discontinue providing its services as securities depositary with respect to the Debentures at any time by giving reasonable notice to NEE Capital. In the event no successor securities depositary is obtained, certificates for the Debentures will be printed and delivered. NEE Capital and NEE may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, NEE Capital and NEE may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the Debentures. In that event, certificates for such Debentures will be printed and delivered. If certificates for Debentures are printed and delivered,
•
the Debentures will be issued in fully registered form without coupons;

•
a holder of certificated Debentures would be able to exchange those Debentures, without charge, for an equal aggregate principal amount of Debentures of the same series, having the same issue date and with identical terms and provisions; and

•
a holder of certificated Debentures would be able to transfer those Debentures without cost to another holder, other than for applicable stamp taxes or other governmental charges.

Clearstream, Luxembourg.   Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly. Distributions with respect to interests in the Debentures held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Euroclear.   Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (“Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law, which are referred to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no records of or relationship with persons holding through Euroclear Participants.

Euroclear advises that investors that acquire, hold and transfer interests in the Debentures by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the direct and indirect participants’ records and Clearstream, Luxembourg and Euroclear will credit on their book-entry registration and transfer systems the number of Debentures sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream, Luxembourg or their respective nominee participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the Beneficial Owner entered into the transaction.
Title to book-entry interests in the Debentures will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the Debentures may be transferred within Clearstream, Luxembourg and within Euroclear and between Clearstream, Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream, Luxembourg and Euroclear. Book-entry interests in the Debentures may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the Debentures among Clearstream, Luxembourg and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, Euroclear and DTC.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC’s rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within the established deadlines of such system.
Due to time-zone differences, credits of the Debentures received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Debentures settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the Debentures by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Debentures among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time. None of NEE Capital, NEE or the Indenture Trustee will have any responsibility for the performance by DTC, Clearstream and Euroclear or their direct participants or indirect participants under the rules and procedures governing DTC, Clearstream or Euroclear, as the case may be.
The information in this section concerning DTC and DTC’s book-entry system, Clearstream, Luxembourg and Euroclear has been obtained from sources that NEE Capital and NEE believe to be reliable, but none of NEE Capital, NEE, the underwriters or the Indenture Trustee takes any responsibility for the accuracy of this information.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
The following discussion describes certain U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the Debentures applicable to Non-U.S. Holders (as defined below) as of the date hereof. Except where noted, this discussion deals only with Debentures that are held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), (generally, assets held for investment) by Non-U.S. Holders that purchase the Debentures in the offering at their “issue price,” which will equal the first price at which a substantial amount of the Debentures is sold for money to holders (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The tax treatment of a Non-U.S. Holder may vary depending on the holder’s particular situation. This discussion does not address all of the tax consequences that may be relevant to Non-U.S. Holders that may be subject to special tax treatment. In addition, this discussion does not address any aspects of state, local or foreign tax laws.
This discussion is based on the U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, which are subject to change or differing interpretations, possibly on a retroactive basis. The United States House of Representatives (the “House”) and the United States Senate (the “Senate”) have passed their own versions of major federal legislation, H.R. 1 (the “Tax Cuts and Jobs Act”). The House and Senate are working to reconcile their respective versions to produce a final bill that is expected to be signed into law by President Trump. This discussion does not reflect or describe the potential impact, if any, of the current versions of the Tax Cuts and Jobs Act. If a final version of the Tax Cuts and Jobs Act is enacted into law, the U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the Debentures could be materially different from those described herein. Prospective investors should contact their tax advisors regarding the potential impact to them of the Tax Cuts and Jobs Act.
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Debentures that is, for U.S. federal income tax purposes:
•
a nonresident alien individual (but not a U.S. expatriate);

•
a foreign corporation other than a “controlled foreign corporation” or a “passive foreign investment company”;

•
an estate the income of which is not subject to U.S. federal income taxation on a net income basis; or

•
a trust if no court within the U.S. is able to exercise primary supervision over its administration or if no U.S. persons have the authority to control all substantial decisions of the trust, and that does not have a valid election in effect to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Debentures, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Non-U.S. Holders that are partners of partnerships holding Debentures should consult their tax advisors.
Prospective investors should consult their own tax advisors as to the particular tax consequences to them of purchasing, owning and disposing of the Debentures, including the application and effect of U.S. federal, state, local and foreign tax laws.
United States Federal Withholding Tax
Subject to the discussion below under “Information Reporting and Backup Withholding” and “Foreign Accounts Tax Compliance Act,” the 30% U.S. federal withholding tax that is generally imposed on interest from U.S. sources should not apply to interest paid (including any payments deemed to be payments of interest for U.S. federal income tax purposes, such as original issue discount) on a Debenture to a Non-U.S. Holder under the “portfolio interest exemption,” provided that:
•
the interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S.;

•
the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of NEE Capital’s or NEE’s stock entitled to vote;

•
the Non-U.S. Holder is not a bank acquiring the Debentures as an extension of credit entered into in the ordinary course of its trade or business;

•
the Non-U.S. Holder is not a controlled foreign corporation that is related directly or constructively to NEE Capital or NEE through stock ownership; and

•
the Non-U.S. Holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that that such Non-U.S. Holder is not a U.S. person (generally by providing a properly executed U.S. Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other applicable and/or successor forms).

Special certification and other rules apply to certain Non-U.S. Holders that are pass through entities rather than individuals.
If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid (including any payments deemed to be payments of interest for U.S. federal income tax purposes, such as original issue discount) on the Debentures made to a Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless that Non-U.S. Holder provides the withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding because they are effectively connected with your conduct of a trade or business in the U.S.
In general, the 30% U.S. federal withholding tax will not apply to any gain or income that you realize on the sale, exchange, or other disposition of the Debentures.
United States Federal Income Tax
If a Non-U.S. Holder is engaged in a trade or business in the U.S. (and, if an applicable U.S. income tax treaty applies, the Non-U.S. Holder maintains a permanent establishment within the U.S.) and the interest is effectively connected with the conduct of that trade or business (and, if an applicable U.S. income tax treaty applies, is attributable to that permanent establishment), that Non-U.S. Holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that Non-U.S. Holder were a U.S. person. In addition, if such Non-U.S. Holder is a foreign corporation, it may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Subject to the discussion below under “Information Reporting and Backup Withholding” and “Foreign Accounts Tax Compliance Act,” any gain realized on the disposition of a Debenture generally will not be subject to U.S. federal income tax unless:
•
that gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if an applicable U.S. income tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the U.S.); or

•
the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Information Reporting and Backup Withholding
The amount of interest paid on the Debentures to Non-U.S. Holders generally must be reported annually to the IRS. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reflecting income in respect of the Debentures may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement.

A Non-U.S. Holder will generally not be subject to additional information reporting or to backup withholding with respect to payments on the Debentures or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of Debentures to or through a U.S. office of any broker, as long as the Non-U.S. Holder:
•
has furnished to the payor or broker a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other applicable and/or successor forms, certifying, under penalties of perjury, the Non-U.S. Holder’s status as a non U.S. person;

•
has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non U.S. person in accordance with applicable Treasury regulations; or

•
otherwise establishes an exemption.

The payment of the proceeds from a sale or other disposition of Debentures to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, a sale or disposition of Debentures will be subject to information reporting, but generally not backup withholding, if it is to or through a foreign office of a U.S. broker or a non U.S. broker with certain enumerated connections with the U.S. unless the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.
Foreign Accounts Tax Compliance Act
Under sections 1471 through 1474 of the Code (commonly referred to as the Foreign Accounts Tax Compliance Act or “FATCA”) and under associated Treasury regulations and related administrative guidance, a U.S. federal withholding tax at a 30% rate applies to interest payments on the Debentures, and will apply to gross proceeds, including the return of principal, in respect of a sale or other disposition, including any redemption, of Debentures occurring after December 31, 2018, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. Treasury to withhold on certain payments and to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any “substantial United States owners” (as defined in the Code) or a certification identifying its direct or indirect substantial United States owners, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. An applicable intergovernmental agreement regarding FATCA between the U.S. and a foreign jurisdiction may modify the rules discussed in this paragraph. If U.S. federal withholding tax under FATCA, or otherwise, is required on payments made to any holder of Debentures, such withheld amount will be paid to the IRS. That payment, if made, will be treated as a payment of cash to the holder of the Debentures with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled. Under certain circumstances, you might be eligible for refunds or credits of such taxes from the IRS. Prospective investors should consult their tax advisors regarding the potential application of FATCA to their investment in the Debentures.
The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective investors should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of Debentures, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING
The information in this section supplements the information in the “Plan of Distribution” section beginning on page 41 of the accompanying prospectus. Please read these two sections together.
NEE Capital is selling the Debentures to the underwriters named in the table below pursuant to an underwriting agreement between NEE Capital, NEE and the underwriters named below, for whom, CIBC World Markets Corp., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Regions Securities LLC are acting as representatives (the “Representatives”). Subject to certain conditions, NEE Capital has agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of Debentures set forth opposite that underwriter’s name in the table below:
Underwriter	Principal Amount of Debentures
CIBC World Markets Corp.	$92,000,000
Credit Suisse Securities (USA) LLC	92,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	92,000,000
RBC Capital Markets, LLC	92,000,000
Regions Securities LLC	92,000,000
SG Americas Securities, LLC	16,875,000
The Williams Capital Group, L.P.	16,875,000
Siebert Cisneros Shank & Co., L.L.C.	6,250,000
Total	$500,000,000

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the Debentures when and if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters will sell the Debentures to the public when and if the underwriters buy the Debentures from NEE Capital.
NEE Capital will compensate the underwriters by selling the Debentures to them at a price that is less than the price to public set forth on the cover page of this prospectus supplement by the amount of the “Underwriting Discount” set forth in the table below. The underwriters will sell the Debentures to the public at the price to public and may sell the Debentures to certain dealers at a price that is less than the price to public by no more than the amount of the “Initial Dealers’ Concession” set forth in the table below. The underwriters and such dealers may sell the Debentures to certain other dealers at a price that is less than the price to public by no more than the amounts of the “Initial Dealers’ Concession” and the “Reallowed Dealers’ Concession” set forth in the table below.
(expressed as a percentage of principal amount)
Underwriting Discount	0.600%
Initial Dealers’ Concession	0.350%
Reallowed Dealers’ Concession	0.250%
An underwriter may reject any or all offers for the Debentures. After the initial public offering of the Debentures, the underwriters may change the offering price and other selling terms of the Debentures.
New Issue
The Debentures are a new issue of securities with no established trading market. NEE Capital does not intend to apply to list the Debentures on a securities exchange. The underwriters have advised NEE Capital that they intend to make a market in the Debentures but are not obligated to do so and may discontinue such market-making activities at any time without notice. NEE Capital cannot give any assurance as to the maintenance of any trading market for, or the liquidity of, the Debentures.
Price Stabilization and Short Positions
In connection with the offering, the Representatives, on behalf of the underwriters, may purchase and sell the Debentures in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment includes syndicate sales of Debentures in excess of the principal amount of Debentures to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Debentures in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Debentures made for the purpose of preventing or retarding a decline in the market price of the Debentures while the offering is in progress.
The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim an initial dealers’ concession from a syndicate member when any of the Representatives, in covering syndicate short positions or making stabilizing purchases, repurchases the Debentures originally sold by that syndicate member.
Any of these activities may cause the price of the Debentures to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Selling Restrictions
General
The Debentures are being offered for sale in the United States and in certain jurisdictions outside the United States, subject to applicable law.
Canada
The Debentures may be sold only to purchasers resident in Ontario, Quebec, Alberta, British Columbia, Nova Scotia, New Brunswick and Prince Edward Island purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Union Prospectus Directive
In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that it has not made and will not make an offer of the Debentures which are the subject of the offering contemplated by this prospectus supplement in that Relevant Member State other than:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter nominated by NEE Capital for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the Debentures referred to in (a), (b) or (c) above shall require NEE Capital, NEE or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of these “Selling Restrictions” provisions, the expression an “offer of the Debentures to the public” in relation to any Debentures in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Debentures, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.
This prospectus supplement and the accompanying prospectus (for the purpose of these “Selling Restrictions” provisions, collectively referred to as the “offering document”) have been prepared on the basis that all offers of the Debentures offered hereby will be made pursuant to an exemption under the Prospectus Directive, as implemented in Member States of the EEA, from the requirement to produce a prospectus for offers of the Debentures offered hereby. Accordingly any person making or intending to make any offer within the EEA of the Debentures which are the subject of the placement contemplated in this offering document should only do so in circumstances in which no obligation arises for NEE Capital, NEE or any of the underwriters to produce a prospectus for such offer. None of NEE Capital, NEE or the underwriters have authorized, nor do they authorize, the making of any offer of the Debentures offered hereby through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the Debentures contemplated in this offering document.
United Kingdom
In the United Kingdom, this offering document is only being distributed to and is only directed at persons (i) who fall within Article 19(5) (“investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “Financial Promotion Order”), (ii) who fall within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) who are persons to whom this offering document may otherwise lawfully be communicated without the need for such document to be approved, made or directed by an “authorised person” (as defined by Section 31(2) of the Financial Services and Markets Act 2000 (the “FSMA”)) under Section 21 of the FSMA (all such persons together being referred to as “relevant persons”).
In the United Kingdom, any investment or investment activity to which this offering document relates, including the Debentures, is available only to relevant persons and will be engaged in only with relevant persons. In the United Kingdom, this offering document must not be acted on or relied on by persons who are not relevant persons.
Each underwriter has represented and agreed that:
•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Debentures in circumstances in which Section 21(1) of the FSMA does not apply to NEE Capital and NEE; and

•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Debentures in, from or otherwise involving the United Kingdom.

Expenses and Indemnification
NEE Capital estimates that its expenses in connection with the sale of the Debentures, other than underwriting discounts, will be approximately $600,000. This estimate includes expenses relating to printing, rating agency fees, trustee’s fees and legal fees, among other expenses.
NEE Capital and NEE have agreed to indemnify the several underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.
Certain Relationships
The underwriters and their respective affiliates may engage in transactions with, and may perform services for, NEE, its subsidiaries (including NEE Capital) and its affiliates in the ordinary course of business and have engaged, and may engage in the future, in commercial banking and/or investment banking transactions with NEE, its subsidiaries and its affiliates.
Settlement
It is expected that delivery of the Debentures will be made against payment therefor on or about December 14, 2017, which will be the third business day following the date of pricing of the Debentures. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, by virtue of the fact that the Debentures initially will settle in T+3, purchasers who wish to trade the Debentures on the date of pricing of the Debentures should specify an extended settlement cycle at the time they enter into any such trade to prevent failed settlement and should consult their own advisors.

PROSPECTUS
NextEra Energy, Inc.
Common Stock, Preferred Stock, Stock Purchase Contracts,
Stock Purchase Units, Warrants, Senior Debt Securities,
Subordinated Debt Securities and Junior Subordinated Debentures

NextEra Energy Capital Holdings, Inc.
Preferred Stock, Senior Debt Securities, Subordinated Debt Securities
and Junior Subordinated Debentures
Guaranteed as described in this prospectus by
NextEra Energy, Inc.

NextEra Energy, Inc. (“NEE”) and/or NextEra Energy Capital Holdings, Inc. (“NEE Capital”) may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.
NEE and/or NEE Capital will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.
NEE’s common stock is listed on the New York Stock Exchange and trades under the symbol “NEE.”
NEE and/or NEE Capital may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 41 of this prospectus also provides more information on this topic.

See “Risk Factors” beginning on page 3 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.
NEE’s and NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408-0420, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
July 8, 2015

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that NEE, NEE Capital, and Florida Power & Light Company (“FPL”) have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.
Under this shelf registration process, NEE and/or NEE Capital may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of NEE or NEE Capital, as the case may be. NEE may offer any of the following securities: common stock, preferred stock, stock purchase contracts, stock purchase units, warrants to purchase common stock or preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures and guarantees related to the preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures that NEE Capital may offer. NEE Capital may offer any of the following securities: preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures.
This prospectus provides you with a general description of the securities that NEE and/or NEE Capital may offer. Each time NEE and/or NEE Capital sells securities, NEE and/or NEE Capital will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
RISK FACTORS
Before purchasing the securities, investors should carefully consider the risk factors described in NEE’s annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, together with the other information incorporated by reference or provided in this prospectus or in a related prospectus supplement in order to evaluate an investment in the securities.
NEE
NEE is a holding company incorporated in 1984 as a Florida corporation and conducts its operations principally through two wholly-owned subsidiaries, FPL and, indirectly through NEE Capital, NextEra Energy Resources, LLC (“NEER”). FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. NEER produces the majority of its electricity from clean and renewable sources, including wind and solar. NEER also provides full energy and capacity requirements services, engages in power and gas marketing and trading activities, participates in natural gas, natural gas liquids and oil production and pipeline infrastructure development and owns a retail electricity provider.
NEE’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

NEE CAPITAL
NEE Capital owns and provides funding for all of NEE’s operating subsidiaries other than FPL and its subsidiaries. NEE Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of NEE.
NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.
USE OF PROCEEDS
Unless otherwise stated in a prospectus supplement, NEE and NEE Capital will each add the net proceeds from the sale of its securities to its respective general funds. NEE uses its general funds for corporate purposes, including to provide funds for its subsidiaries, to repurchase common stock and to repay, redeem or repurchase outstanding debt or equity issued by its subsidiaries. NEE Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to repay, redeem or repurchase outstanding debt. NEE and NEE Capital may each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following table shows NEE’s consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of its last five fiscal years:
Years Ended December 31,
2014	2013	2012	2011	2010
3.43	2.76	2.95	3.00	3.23
NEE’s consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2015 was 3.61.
WHERE YOU CAN FIND MORE INFORMATION
NEE files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by NEE with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.
In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including NEE. NEE also maintains an Internet site (www.nexteraenergy.com). Information on NEE’s Internet site or any of its subsidiaries’ Internet sites is not a part of this prospectus.
NEE Capital does not file and does not intend to file reports or other information with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934. NEE includes summarized financial information relating to NEE Capital in some of its reports filed with the SEC.

INCORPORATION BY REFERENCE
The SEC allows NEE and NEE Capital to “incorporate by reference” information that NEE files with the SEC, which means that NEE and NEE Capital may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in any subsequently filed document which also is or is deemed to be incorporated in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. NEE and NEE Capital are incorporating by reference the documents listed below and any future filings NEE makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until NEE and/or NEE Capital sell all of the securities covered by the registration statement:
(1)
NEE’s Annual Report on Form 10-K for the year ended December 31, 2014,

(2)
NEE’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015,

(3)
NEE’s Current Reports on Form 8-K filed with the SEC on February 17, 2015, March 11, 2015 (excluding that portion furnished and not filed), May 7, 2015, May 20, 2015, May 28, 2015 and June 11, 2015, and

(4)
the description of the NEE common stock contained in NEE’s Current Report on Form 8-K/A filed with the SEC on May 28, 2015, and any amendments or reports filed for the purpose of updating such description.

You may request a copy of these documents, at no cost to you, by writing or calling Thomas P. Giblin, Jr., Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (212) 309-6000. NEE will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.
FORWARD-LOOKING STATEMENTS
In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, NEE and NEE Capital are herein filing cautionary statements identifying important factors that could cause NEE’s and NEE Capital’s actual results to differ materially from those projected in forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, made by or on behalf of NEE and NEE Capital in this prospectus or any prospectus supplement, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as “may result,” “are expected to,” “will continue,” “is anticipated,” “aim,” “believe,” “will,” “could,” “should,” “would,” “estimated,” “may,” “plan,” “potential,” “future,” “projection,” “goals,” “target,” “outlook,” “predict,” and “intend” or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors discussed in NEE’s reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on NEE’s and NEE Capital’s operations and financial results, and could cause NEE’s and/or NEE Capital’s actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of NEE or NEE Capital.

Any forward-looking statement speaks only as of the date on which that statement is made, and NEE and NEE Capital undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.
The issues and associated risks and uncertainties discussed in the reports that are incorporated herein by reference are not the only ones NEE or NEE Capital may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair NEE’s and NEE Capital’s businesses in the future.
DESCRIPTION OF NEE COMMON STOCK
The following summary description of the terms of the common stock of NEE is not intended to be complete. The description is qualified in its entirety by reference to the provisions of NEE’s Restated Articles of Incorporation, as currently in effect (“NEE’s Charter”), and Amended and Restated Bylaws, as currently in effect (“NEE’s Bylaws”) and the other documents described below. Each of NEE’s Charter and NEE’s Bylaws and the other documents described below has previously been filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act, or “Florida Act,” and other applicable laws.
Authorized and Outstanding Capital Stock
NEE’s Charter authorizes it to issue 900,000,000 shares of capital stock, each with a par value of  $.01, consisting of:
•
800,000,000 shares of common stock, and

•
100,000,000 shares of preferred stock.

As of July 6, 2015, there were 452,103,676 shares of common stock and no shares of preferred stock issued and outstanding.
Common Stock Terms
Voting Rights. In general, each holder of common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of the common stock, including the election of directors. Each holder of common stock is entitled to attend all special and annual meetings of NEE’s shareholders. The holders of common stock do not have cumulative voting rights.
In general, if a quorum exists at a meeting of NEE’s shareholders, unless a greater or different vote is required by the Florida Act, NEE’s Charter or NEE’s Bylaws, or by action of the board of directors, (1) on all matters other than the election of directors, action on such matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action, (2) in an uncontested director election, a nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election, and (3) in a contested director election, which is an election in which the number of persons considered for election to the board of directors exceeds the total number of directors to be elected, a nominee for director will be elected by a plurality of the votes cast. Other voting rights of shareholders are described below under “Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws.”

Dividend Rights. The holders of common stock are entitled to participate on an equal per-share basis in any dividends declared on the common stock by NEE’s board of directors out of funds legally available for dividend payments.
The declaration and payment of dividends on the common stock is within the sole discretion of NEE’s board of directors. NEE’s Charter does not limit the dividends that may be paid on the common stock.
The ability of NEE to pay dividends on the common stock is currently subject to, and in the future may be limited by:
•
various risks which affect the businesses of FPL and NEE’s other subsidiaries that may in certain instances limit the ability of such subsidiaries to pay dividends to NEE, and

•
various contractual restrictions applicable to NEE and some of its subsidiaries, including those described below.

FPL is subject to the terms of its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas, as Trustee, as amended and supplemented from time to time (the “FPL Mortgage”), that secures its obligations under outstanding first mortgage bonds issued by it from time to time. In specified circumstances, the terms of the FPL Mortgage could restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. As of the date of this prospectus, no retained earnings were restricted by these provisions of the FPL Mortgage.
Other contractual restrictions on the dividend-paying ability of NEE and its subsidiaries are contained in outstanding financing arrangements, and may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. As of the date of this prospectus, NEE Capital has junior subordinated debentures outstanding. In accordance with the terms of the junior subordinated debentures NEE Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE, FPL and NEE Capital may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL were to issue equity units, junior subordinated debentures or other securities having similar provisions and were to exercise any such right to defer the payment of interest or other payments on such securities, or if there were to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE’s ability to pay dividends on its common stock and on the ability of NEE’s subsidiaries, including NEE Capital and FPL, to pay dividends to any holder of their respective common stock or preferred stock, including NEE.
In addition, the right of the holders of NEE’s common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of NEE preferred stock that may be issued in the future, and the right of the holders (including NEE) of FPL or NEE Capital, as the case may be, common stock or preferred stock, as the case may be, to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of FPL or NEE Capital, as the case may be, preferred stock that may be issued in the future.

Liquidation Rights. If there is a liquidation, dissolution or winding up of NEE, the holders of common stock are entitled to share equally and ratably in any assets remaining after NEE has paid, or provided for the payment of, all of its debts and other liabilities, and after NEE has paid, or provided for the payment of, any preferential amounts payable to the holders of any outstanding preferred stock.
Other Rights. The holders of common stock do not have any preemptive, subscription, conversion or sinking fund rights. The common stock is not subject to redemption.
Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws
NEE’s Charter and NEE’s Bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that NEE’s board of directors and management oppose even if a change in control of NEE might be beneficial to the interests of holders of common stock.
NEE’s Charter Provisions. Among NEE’s Charter provisions that could have an anti-takeover effect are those that:
•
provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors,

•
prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders,

•
limit the persons who may call a special meeting of shareholders to the chairman of the NEE board of directors, the president or the secretary, a majority of the board of directors or the holders of 20% of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting,

•
require any action by shareholders to amend or repeal NEE’s Bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, and

•
require the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of NEE’s Charter, including the foregoing provisions.

NEE’s Bylaw Provisions. NEE’s Bylaws contain some of the foregoing provisions contained in NEE’s Charter. NEE’s Bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of NEE. In addition, NEE’s Bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders. These provisions generally require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year’s annual meeting. NEE’s Bylaws also require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting. For the shareholder’s notice to be in proper form, it must include all of the information specified in NEE’s Bylaws.
Preferred Stock. The rights and privileges of holders of common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which NEE’s board of directors may authorize for issuance from time to time. NEE’s board of directors has broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding at any time. In that regard, NEE’s Charter authorizes NEE’s board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock and could discourage any attempt to effect a change in control of NEE, even if such a transaction would be beneficial to the interests of holders of the common stock. See the description of NEE’s Preferred Stock in “Description of NEE Preferred Stock.”
Restrictions on Affiliated and Control Share Transactions Under Florida Act
Affiliated Transactions. As a Florida corporation, NEE is subject to the Florida Act, which provides that an “affiliated transaction” of a Florida corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Act defines an “interested shareholder” as any person who is the beneficial owner of more than 10% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:
•
mergers and consolidations to which the corporation and the interested shareholder are parties,

•
sales or other dispositions of assets representing 5% or more of the aggregate fair market value of the corporation’s assets, outstanding shares, earning power or net income to the interested shareholder,

•
issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder,

•
the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder,

•
any reclassification of the corporation’s securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder, and

•
the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.
The two-thirds approval requirement does not apply if, among other things, subject to specified qualifications:
•
the transaction has been approved by a majority of the corporation’s disinterested directors,

•
the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least five years preceding the transaction,

•
the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares, or

•
specified fair price and procedural requirements are satisfied.

The foregoing restrictions do not apply if the corporation’s original articles of incorporation or an amendment to its articles of incorporation or bylaws approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the corporation (other than shares held by the interested shareholder) contain a provision expressly electing for the corporation not to be governed by the restrictions. NEE’s Charter and NEE’s Bylaws do not contain such a provision.

Control-Share Acquisitions. The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:
•
one-fifth or more, but less than one-third, of all voting power of the corporation,

•
one-third or more, but less than a majority, of all voting power of the corporation, or

•
a majority or more of all voting power of the corporation.

The statute does not apply if, among other things, the acquisition:
•
is approved by the corporation’s board of directors, or

•
is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation’s articles of incorporation or bylaws provide that the corporation will not be governed by the statute. The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances. NEE’s Charter and NEE’s Bylaws do not contain such provisions.
Indemnification
Florida law generally provides that a Florida corporation, such as NEE, may indemnify its directors, officers, employees and agents against liabilities and expenses they may incur. Florida law also limits the liability of directors to NEE and other persons. NEE’s Bylaws contain provisions requiring NEE to indemnify its directors, officers, employees and agents under specified conditions. In addition, NEE carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.
Listing
The common stock is listed on the New York Stock Exchange and trades under the symbol “NEE.”
DESCRIPTION OF NEE PREFERRED STOCK
General. The following statements describing NEE’s preferred stock are not intended to be a complete description. For additional information, please see NEE’s Charter and NEE’s Bylaws. You should read this summary together with the articles of amendment to NEE’s Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Act and other applicable laws.

NEE Preferred Stock. NEE may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. No shares of preferred stock are presently outstanding.
Some terms of a series of preferred stock may differ from those of another series. The terms of any preferred stock being offered will be described in a prospectus supplement. These terms will also be described in articles of amendment to NEE’s Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:
(1)
the title of that series of preferred stock,

(2)
the number of shares in the series,

(3)
the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

(4)
whether the series will be listed on a securities exchange,

(5)
the date or dates on which the series of preferred stock may be redeemed at the option of NEE and any restrictions on such redemptions,

(6)
any sinking fund or other provisions that would obligate NEE to repurchase, redeem or retire the series of preferred stock,

(7)
the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

(8)
any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

(9)
the voting rights, if any, and

(10)
any other terms that are not inconsistent with the provisions of NEE’s Charter.

In some cases, the issuance of preferred stock could make it difficult for another company to acquire NEE and make it harder to remove current management. See also “Description of NEE Common Stock.”
There are contractual restrictions on the dividend-paying ability of NEE and its subsidiaries contained in outstanding financing arrangements, and may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE, NEE Capital and FPL may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or such other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the preferred stock (and NEE Capital would not be able to pay dividends to NEE or any other holder of its common stock) during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL were to issue equity units, junior subordinated debentures or other securities having similar provisions and were to exercise any such right to defer the payment of interest or other payments on such securities, or if there were to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE’s ability to pay dividends on its common stock or preferred stock and on the ability of NEE’s subsidiaries, including NEE Capital and FPL to pay dividends to any holder of their respective common stock or preferred stock, including NEE.
DESCRIPTION OF NEE STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS
NEE may issue stock purchase contracts, including contracts that obligate holders to purchase from NEE, and NEE to sell to these holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of NEE Capital, debt securities of NEE, or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require NEE to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.
The terms of any stock purchase contracts or stock purchase units being offered will be described in a prospectus supplement.
DESCRIPTION OF NEE WARRANTS
NEE may issue warrants to purchase common stock or preferred stock. The terms of any such warrants being offered and any related warrant agreement between NEE and a warrant agent will be described in a prospectus supplement.
DESCRIPTION OF NEE SENIOR DEBT SECURITIES
NEE may issue its senior debt securities, in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered senior debt securities and the applicable indenture will be described in a prospectus supplement.
DESCRIPTION OF NEE SUBORDINATED DEBT SECURITIES
NEE may issue its subordinated debt securities (other than the NEE Junior Subordinated Debentures (as defined below under “Description of NEE Junior Subordinated Debentures”)), in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE JUNIOR SUBORDINATED DEBENTURES
NEE may issue its junior subordinated debentures (the “NEE Junior Subordinated Debentures”), in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered junior subordinated debentures and the applicable indenture will be described in a prospectus supplement.
DESCRIPTION OF NEE CAPITAL PREFERRED STOCK
General. The following statements describing NEE Capital’s preferred stock are not intended to be a complete description. For additional information, please see NEE Capital’s Articles of Incorporation, as currently in effect (“NEE Capital’s Charter”), and NEE Capital’s bylaws, as currently in effect. You should read this summary together with the articles of amendment to NEE Capital’s Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Act and other applicable laws.
NEE Capital Preferred Stock. NEE Capital may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. The NEE Capital preferred stock will be guaranteed by NEE as described under “Description of NEE Guarantee of NEE Capital Preferred Stock.” No shares of preferred stock are presently outstanding.
Some terms of a series of preferred stock may differ from those of another series. The terms of any preferred stock being offered will be described in a prospectus supplement. These terms will also be described in articles of amendment to NEE Capital’s Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:
(1)
the title of that series of preferred stock,

(2)
the number of shares in the series,

(3)
the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

(4)
whether the series will be listed on a securities exchange,

(5)
the date or dates on which the series of preferred stock may be redeemed at the option of NEE Capital and any restrictions on such redemptions,

(6)
any sinking fund or other provisions that would obligate NEE Capital to repurchase, redeem or retire the series of preferred stock,

(7)
the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE Capital and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

(8)
any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

(9)
the voting rights, if any, and

(10)
any other terms that are not inconsistent with the provisions of NEE Capital’s Charter.

There are contractual restrictions on the dividend-paying ability of NEE Capital contained in outstanding financing arrangements, and may be included in future financing arrangements. As of the date of this prospectus, NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE Capital may issue, from time to time, additional junior subordinated debentures or other securities that (i) provide it with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated debentures or other such securities, or if there were to occur certain payment defaults on those securities, NEE Capital would not be able, with limited exceptions, to pay dividends on the preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE Capital might issue other securities in the future containing similar or other restrictions on NEE Capital’s ability to pay dividends to any holder of its preferred stock.
DESCRIPTION OF NEE GUARANTEE OF NEE CAPITAL PREFERRED STOCK
The following statements describing NEE’s guarantee of NEE Capital’s preferred stock are not intended to be a complete description. For additional information, please see NEE’s guarantee agreement relating to NEE Capital’s preferred stock. You should read this summary together with the guarantee agreement for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances limit the ability of FPL to pay dividends to NEE. Each of these documents has previously been filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.
NEE will absolutely, irrevocably and unconditionally guarantee the payment of accumulated and unpaid dividends, and payments due on liquidation or redemption, as and when due, regardless of any defense, right of set-off or counterclaim that NEE Capital may have or assert. NEE’s guarantee of NEE Capital’s preferred stock will be an unsecured obligation of NEE and will rank (1) subordinate and junior in right of payment to all other liabilities of NEE (except those made pari passu or subordinate by their terms), (2) equal in right of payment with the most senior preferred or preference stock that may be issued by NEE and with any other guarantee that may be entered into by NEE in respect of any preferred or preference stock of any affiliate of NEE, and (3) senior to NEE’s common stock. The terms of NEE’s guarantee of NEE Capital’s preferred stock will be described in a prospectus supplement.
While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the NEE guarantee of NEE Capital preferred stock or to make any funds available for such payment. Therefore, the NEE guarantee of NEE Capital preferred stock will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE guarantee of NEE Capital preferred stock. NEE’s guarantee of NEE Capital preferred stock does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of some of NEE’s subsidiaries.
DESCRIPTION OF NEE CAPITAL SENIOR DEBT SECURITIES
General. NEE Capital may issue its senior debt securities, in one or more series, under an Indenture, dated as of June 1, 1999, between NEE Capital and The Bank of New York Mellon, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the “Indenture.” The Bank of New York Mellon, as trustee under the Indenture, is referred to in this prospectus as the “Indenture Trustee.” These senior debt securities are referred to in this prospectus as the “Offered Senior Debt Securities.”
The Indenture provides for the issuance from time to time of debentures, notes or other senior debt by NEE Capital in an unlimited amount. The Offered Senior Debt Securities and all other debentures, notes or other debt of NEE Capital issued under the Indenture are collectively referred to in this prospectus as the “Senior Debt Securities.”

This section briefly summarizes some of the terms of the Offered Senior Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Senior Debt Securities or the Indenture. You should read this summary together with the Indenture and the officer’s certificates or other documents creating the Offered Senior Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer’s certificate that may be used to create a series of Offered Senior Debt Securities and a form of Offered Senior Debt Securities have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.
All Offered Senior Debt Securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Offered Senior Debt Securities of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued Offered Senior Debt Securities of a particular series, create and issue additional Offered Senior Debt Securities of such series. Such additional Offered Senior Debt Securities will have the same terms as the previously-issued Offered Senior Debt Securities of such series in all respects except for the issue date and, if applicable, the initial interest payment date. The additional Offered Senior Debt Securities will be consolidated and form a single series with the previously-issued Offered Senior Debt Securities of such series.
Each series of Offered Senior Debt Securities may have different terms. NEE Capital will include some or all of the following information about a specific series of Offered Senior Debt Securities in a prospectus supplement relating to that specific series of Offered Senior Debt Securities:
(1)
the title of those Offered Senior Debt Securities,

(2)
any limit upon the aggregate principal amount of those Offered Senior Debt Securities,

(3)
the date(s) on which NEE Capital will pay the principal of those Offered Senior Debt Securities,

(4)
the rate(s) of interest on those Offered Senior Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which NEE Capital will pay interest and the record date for any interest payable on any interest payment date,

(5)
the person to whom NEE Capital will pay interest on those Offered Senior Debt Securities on any interest payment date, if other than the person in whose name those Offered Senior Debt Securities are registered at the close of business on the record date for that interest payment,

(6)
the place(s) at which or methods by which NEE Capital will make payments on those Offered Senior Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Senior Debt Securities may transfer or exchange those Offered Senior Debt Securities and serve notices and demands to or upon NEE Capital,

(7)
the security registrar and any paying agent or agents for those Offered Senior Debt Securities,

(8)
any date(s) on which, the price(s) at which and the terms and conditions upon which NEE Capital may, at its option, redeem those Offered Senior Debt Securities, in whole or in part, and any restrictions on those redemptions,

(9)
any sinking fund or other provisions, including any options held by the registered owners of those Offered Senior Debt Securities, that would obligate NEE Capital to repurchase or redeem those Offered Senior Debt Securities,

(10)
the denominations in which NEE Capital may issue those Offered Senior Debt Securities, if other than denominations of  $1,000 and any integral multiple of  $1,000,

(11)
the currency or currencies in which NEE Capital may pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities (if other than in U.S. dollars),

(12)
if NEE Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Senior Debt Securities in a currency other than that in which those Offered Senior Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

(13)
if NEE Capital will, or may, pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital or a registered owner may elect to pay or receive those payments,

(14)
if the amount payable in respect of principal of or premium, if any, or interest on those Offered Senior Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

(15)
the portion of the principal amount of those Offered Senior Debt Securities that NEE Capital will pay upon declaration of acceleration of the maturity of those Offered Senior Debt Securities, if other than the entire principal amount of those Offered Senior Debt Securities,

(16)
events of default, if any, with respect to those Offered Senior Debt Securities and covenants of NEE Capital, if any, for the benefit of the registered owners of those Offered Senior Debt Securities, other than those specified in the Indenture,

(17)
the terms, if any, pursuant to which those Offered Senior Debt Securities may be converted into or exchanged for shares of capital stock or other securities of any other entity,

(18)
a definition of  “Eligible Obligations” under the Indenture with respect to those Offered Senior Debt Securities denominated in a currency other than U.S. dollars,

(19)
any provisions for the reinstatement of NEE Capital’s indebtedness in respect of those Offered Senior Debt Securities after their satisfaction and discharge,

(20)
if NEE Capital will issue those Offered Senior Debt Securities in global form, necessary information relating to the issuance of those Offered Senior Debt Securities in global form,

(21)
if NEE Capital will issue those Offered Senior Debt Securities as bearer securities, necessary information relating to the issuance of those Offered Senior Debt Securities as bearer securities,

(22)
any limits on the rights of the registered owners of those Offered Senior Debt Securities to transfer or exchange those Offered Senior Debt Securities or to register their transfer, and any related service charges,

(23)
any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Senior Debt Securities,

(24)
other than the Guarantee described under “Description of NEE Guarantee of NEE Capital Senior Debt Securities” below, any collateral security, assurance, or guarantee for those Offered Senior Debt Securities, and

(25)
any other terms of those Offered Senior Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

NEE Capital may sell Offered Senior Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Senior Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Senior Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.
Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Senior Debt Securities protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

Security and Ranking. The Offered Senior Debt Securities will be unsecured obligations of NEE Capital. The Indenture does not limit NEE Capital’s ability to provide security with respect to other Senior Debt Securities. All Senior Debt Securities issued under the Indenture will rank equally and ratably with all other Senior Debt Securities issued under the Indenture, except to the extent that NEE Capital elects to provide security with respect to any Senior Debt Security (other than the Offered Senior Debt Securities) without providing that security to all outstanding Senior Debt Securities in accordance with the Indenture. The Offered Senior Debt Securities will rank senior to NEE Capital’s Subordinated Debt Securities and NEE Capital’s Junior Subordinated Debentures. The Indenture does not limit NEE Capital’s ability to issue other unsecured debt.
While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Senior Debt Securities or to make any funds available for such payment. Therefore, the Senior Debt Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Senior Debt Securities. The Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or incur.
Payment and Paying Agents. Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each Offered Senior Debt Security to the person in whose name that Offered Senior Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Senior Debt Securities mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any Offered Senior Debt Security, it may pay that defaulted interest to the registered owner of that Offered Senior Debt Security:
(1)
as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital proposes to pay the defaulted interest, or

(2)
in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Senior Debt Security is listed and that the Indenture Trustee believes is acceptable. (Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Senior Debt Securities at maturity will be payable when such Offered Senior Debt Securities are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital may change the place of payment on the Offered Senior Debt Securities, appoint one or more additional paying agents, including NEE Capital, and remove any paying agent. (Indenture, Section 602).
Transfer and Exchange. Unless otherwise stated in the related prospectus supplement, Offered Senior Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the Offered Senior Debt Securities and may designate one or more additional places for that transfer and exchange.
Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Senior Debt Securities. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Senior Debt Securities.
NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security selected for redemption. Also, NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security during a period of 15 days before selection of Offered Senior Debt Securities to be redeemed. (Indenture, Section 305).

Defeasance. NEE Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities. To do so, NEE Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:
(1)
money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(2)
in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,

(a)
direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(b)
certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or
(3)
a combination of  (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity. (Indenture, Section 701).

Limitation on Liens. So long as any Senior Debt Securities remain outstanding, NEE Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, unless NEE Capital equally secures all Senior Debt Securities. However, this restriction does not apply to or prevent:
(1)
any lien on capital stock created at the time NEE Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

(2)
any lien on capital stock existing at the time NEE Capital acquires that capital stock (whether or not NEE Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

(3)
any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

(a)
the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

(b)
the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

(4)
any lien arising in connection with court proceedings; provided that, either

(a)
the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

(b)
the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

(c)
so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

Liens on any shares of the capital stock of any of NEE Capital’s majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as “Restricted Liens.” The foregoing limitation does not apply to the extent that NEE Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of NEE Capital secured by Restricted Liens, does not at the time exceed 5% of NEE Capital’s Consolidated Capitalization. (Indenture, Section 608).
For this purpose, “Consolidated Capitalization” means the sum of:
(1)
Consolidated Shareholders’ Equity,

(2)
Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year); and, without duplication, and

(3)
any preference or preferred stock of NEE Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Shareholders’ Equity” as used above means the total assets of NEE Capital and its Consolidated Subsidiaries less all liabilities of NEE Capital and its Consolidated Subsidiaries. As used in this definition, the term “liabilities” means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:
(1)
indebtedness secured by property of NEE Capital or any of its Consolidated Subsidiaries whether or not NEE Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that NEE Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of NEE Capital or such Consolidated Subsidiary on such balance sheet,

(2)
deferred liabilities, and

(3)
indebtedness of NEE Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of NEE Capital or such Consolidated Subsidiary.

As used in this definition, “liabilities” includes preference or preferred stock of NEE Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.
The term “Consolidated Indebtedness” means total indebtedness as shown on the consolidated balance sheet of NEE Capital and its Consolidated Subsidiaries.
The term “Consolidated Subsidiary,” means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of NEE Capital in NEE Capital’s consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).

The foregoing limitation does not limit in any manner the ability of:
(1)
NEE Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

(2)
NEE Capital or NEE to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

(3)
NEE to place liens on any of its assets, or

(4)
any of the direct or indirect subsidiaries of NEE Capital or NEE (other than NEE Capital) to place liens on any of their assets.

Consolidation, Merger, and Sale of Assets. Under the Indenture, NEE Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:
(1)
the entity formed by that consolidation, or the entity into which NEE Capital is merged, or the entity that acquires or leases NEE Capital’s property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital’s obligations on all Senior Debt Securities and under the Indenture,

(2)
immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

(3)
NEE Capital delivers an officer’s certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

The Indenture does not restrict NEE Capital in a merger in which NEE Capital is the surviving entity.
Events of Default. Each of the following is an event of default under the Indenture with respect to the Senior Debt Securities of any series:
(1)
failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,

(2)
failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,

(3)
failure to comply with any other covenant in the Indenture, other than a covenant that does not relate to that series of Senior Debt Securities, that continues for 90 days after (i) NEE Capital receives written notice of such failure to comply from the Indenture Trustee or (ii) NEE Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,

(4)
certain events of bankruptcy, insolvency or reorganization of NEE Capital, or

(5)
any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).

In the case of the third event of default listed above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the Indenture.
Remedies. If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately. However, under the Indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Senior Debt Securities are defined as “Discount Securities” in the Indenture.
If an event of default is applicable to all outstanding Senior Debt Securities, then only the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:
(1)
NEE Capital deposits with the Indenture Trustee a sum sufficient to pay:

(a)
all overdue interest on all Senior Debt Securities of that series,

(b)
the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)
interest on overdue interest for that series, and

(d)
all amounts then due to the Indenture Trustee under the Indenture, and

(2)
any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Senior Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where the indemnity would not, in the Indenture Trustee’s sole discretion, be adequate. (Indenture, Section 812).
A registered owner of a Senior Debt Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security. (Indenture, Section 808). No registered owner of Senior Debt Securities of any series will have any other right to institute any proceeding under the Indenture, or any other remedy under the Indenture, unless:
(1)
that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,

(2)
the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the Indenture Trustee against related costs, expenses and liabilities,

(3)
the Indenture Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and

(4)
no direction inconsistent with that request was given to the Indenture Trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class. (Indenture, Section 807).

NEE Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).
Modification and Waiver. Without the consent of any registered owner of Senior Debt Securities, NEE Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:
(1)
to provide for the assumption by any permitted successor to NEE Capital of NEE Capital’s obligations under the Indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its properties and assets substantially as an entirety,

(2)
to add covenants of NEE Capital or to surrender any right or power conferred upon NEE Capital by the Indenture,

(3)
to add any additional events of default,

(4)
to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

(a)
when the required consent of the registered owners of Senior Debt Securities of that particular series or tranche has been obtained, or

(b)
when no Senior Debt Securities of that particular series or tranche remain outstanding under the Indenture,

(5)
to provide collateral security for all but not a part of the Senior Debt Securities,

(6)
to create the form or terms of Senior Debt Securities of any other series or tranche,

(7)
to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)
to accept the appointment of a successor Indenture Trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

(9)
to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Senior Debt Securities,

(10)
to change any place where

(a)
the principal of and premium, if any, and interest on all, or any series or tranche of, Senior Debt Securities are payable,

(b)
all, or any series or tranche of, Senior Debt Securities may be transferred or exchanged, and

(c)
notices and demands to or upon NEE Capital in respect of Senior Debt Securities and the Indenture may be served, or

(11)
to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche. (Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by NEE Capital with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected. (Indenture, Section 813).
In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).
Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:
(1)
change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,

(2)
reduce any Senior Debt Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,

(3)
reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,

(4)
change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,

(5)
impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,

(6)
reduce the percentage in principal amount of the outstanding Senior Debt Security of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche,

(7)
reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche, or

(8)
modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Senior Debt Securities of any other series or tranche. (Indenture, Section 1202).

The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by NEE Capital or any other obligor upon the Senior Debt Securities or any affiliate of NEE Capital or of that other obligor (unless NEE Capital, that affiliate or that obligor owns all Senior Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).
If NEE Capital solicits any action under the Indenture from registered owners of Senior Debt Securities, NEE Capital may, at its option, fix in advance a record date for determining the registered owners of Senior Debt Securities entitled to take that action, but NEE Capital will not be obligated to do so. If NEE Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action. For these purposes, the outstanding Senior Debt Securities will be computed as of the record date. Any action of a registered owner of any Senior Debt Security under the Indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the Indenture Trustee or NEE Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security. (Indenture, Section 104).
Resignation and Removal of Indenture Trustee. The Indenture Trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to NEE Capital. Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the Indenture Trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and NEE Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.
Except with respect to an Indenture Trustee appointed by the registered owners of Senior Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:
(1)
no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

(2)
NEE Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

Notices. Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities. (Indenture, Section 106).
Title. NEE Capital, the Indenture Trustee, and any agent of NEE Capital or the Indenture Trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).
Governing Law. The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section 112).

DESCRIPTION OF NEE GUARANTEE OF
NEE CAPITAL SENIOR DEBT SECURITIES
General. This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between NEE and The Bank of New York Mellon, as guarantee trustee, referred to in this prospectus as the “Guarantee Trustee.” The Guarantee Agreement, referred to in this prospectus as the “Guarantee Agreement,” was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Senior Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.
Under the Guarantee Agreement, NEE absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration or redemption), of the principal, interest and premium, if any, on the Senior Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Senior Debt Securities, according to the terms of those Senior Debt Securities and the Indenture. Pursuant to the Guarantee Agreement, all of the Senior Debt Securities are covered by the Guarantee Agreement except Senior Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the Offered Senior Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the “Guarantee.” NEE is only required to make these payments if NEE Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, NEE has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement to exhaust their remedies against NEE Capital prior to bringing suit against NEE. (Guarantee Agreement, Section 5.06).
The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against NEE to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).
Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Senior Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving NEE.
Security and Ranking. The Guarantee is an unsecured obligation of NEE and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of NEE. There is no limit on the amount of other indebtedness, including guarantees, that NEE may incur or issue.
While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Guarantee Agreement or to make any funds available for such payment. Therefore, the Guarantee effectively is subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Guarantee. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur.
Events of Default. An event of default under the Guarantee Agreement will occur upon the failure of NEE to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01). The registered owners of a majority of the aggregate principal amount of the outstanding Senior Debt Securities covered by the Guarantee Agreement have the right to:

(1)
direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

(2)
direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Senior Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Senior Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).
The Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement, that person or entity may join NEE in any lawsuit commenced by that person or entity against NEE Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against NEE in that lawsuit, or in any independent lawsuit against NEE, without first asserting, prosecuting or exhausting any remedy or claim against NEE Capital. (Guarantee Agreement, Section 5.06).
NEE is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).
Modification. NEE and the Guarantee Trustee may, without the consent of any registered owner of Senior Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Senior Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Senior Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Senior Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).
Termination of the Guarantee Agreement. The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Senior Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).
Governing Law. The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).
DESCRIPTION OF NEE CAPITAL SUBORDINATED DEBT SECURITIES
AND NEE SUBORDINATED GUARANTEE
NEE Capital may issue its subordinated debt securities (other than the NEE Capital Junior Subordinated Debentures (as defined above under “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee”)), in one or more series, under one or more indentures between NEE Capital and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities, including NEE’s guarantee of NEE Capital’s payment obligations under such subordinated debt securities, and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE CAPITAL
JUNIOR SUBORDINATED DEBENTURES AND
NEE JUNIOR SUBORDINATED GUARANTEE
General. The junior subordinated debentures issued by NEE Capital are referred to in this prospectus as the “NEE Capital Junior Subordinated Debentures.” The NEE Capital Junior Subordinated Debentures will be issued by NEE Capital in one or more series under an Indenture, dated as of September 1, 2006, among NEE Capital, NEE and The Bank of New York Mellon, as trustee, or another subordinated indenture among NEE Capital, NEE and The Bank of New York Mellon as specified in the related prospectus supplement. The indenture or indentures pursuant to which NEE Capital Junior Subordinated Debentures may be issued, as they may be amended from time to time, are referred to in this prospectus as the “NEE Capital Junior Subordinated Indenture.” The Bank of New York Mellon, as trustee under the NEE Capital Junior Subordinated Indenture, is referred to in this prospectus as the “Junior Subordinated Indenture Trustee.” The NEE Capital Junior Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The NEE Capital Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the NEE Capital Junior Subordinated Indenture are collectively referred to in this prospectus as the “NEE Capital Junior Subordinated Indenture Securities.”
This section briefly summarizes some of the terms of the NEE Capital Junior Subordinated Debentures, NEE’s junior subordinated guarantee of the NEE Capital Junior Subordinated Debentures (the “Junior Subordinated Guarantee”), and some of the provisions of the NEE Capital Junior Subordinated Indenture. This summary does not contain a complete description of the NEE Capital Junior Subordinated Debentures, the Junior Subordinated Guarantee or the NEE Capital Junior Subordinated Indenture. You should read this summary together with the NEE Capital Junior Subordinated Indenture and the officer’s certificates or other documents creating the NEE Capital Junior Subordinated Debentures and the Junior Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The NEE Capital Junior Subordinated Indenture which includes the Junior Subordinated Guarantee, the form of officer’s certificate that may be used to create a series of NEE Capital Junior Subordinated Debentures and the form of the NEE Capital Junior Subordinated Debentures have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, each NEE Capital Junior Subordinated Indenture will be qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.
All NEE Capital Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional NEE Capital Junior Subordinated Debentures of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued NEE Capital Junior Subordinated Debentures of a particular series, create and issue additional NEE Capital Junior Subordinated Debentures of such series. Such additional NEE Capital Junior Subordinated Debentures will have the same terms as the previously-issued NEE Capital Junior Subordinated Debentures of such series in all respects except for the issue date, and, if applicable, the initial interest payment date. The additional NEE Capital Junior Subordinated Debentures will be consolidated and form a single series with the previously-issued NEE Capital Junior Subordinated Debentures of such series.
The NEE Capital Junior Subordinated Debentures will be unsecured, subordinated obligations of NEE Capital which rank junior to all of NEE Capital’s Senior Indebtedness. The term “Senior Indebtedness” with respect to NEE Capital will be defined in the related prospectus supplement. All NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture will rank equally and ratably with all other NEE Capital Junior Subordinated Debentures issued under that NEE Capital Junior Subordinated Indenture, except to the extent that NEE Capital elects to provide security with respect to any series of NEE Capital Junior Subordinated Debentures without providing that security to all outstanding NEE Capital Junior Subordinated Debentures in accordance with the respective NEE Capital Junior Subordinated Indenture. NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture may rank senior to, pari passu with, or junior to, NEE Capital Junior Subordinated Debentures issued by NEE Capital under another NEE Capital Junior Subordinated Indenture. The NEE Capital Junior Subordinated Debentures will be absolutely, unconditionally and irrevocably guaranteed by NEE as to payment of principal, and any interest and premium, pursuant to the Junior Subordinated Guarantee included in the NEE Capital Junior Subordinated Indenture for such NEE Capital Junior Subordinated Debentures, which Junior Subordinated Guarantee ranks junior to all of NEE’s Senior Indebtedness, and may rank senior to, pari passu with, or junior to, NEE’s obligations under a separate junior subordinated guarantee. See “—Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures” below.
Each series of NEE Capital Junior Subordinated Debentures that may be issued under each NEE Capital Junior Subordinated Indenture may have different terms. NEE Capital will include some or all of the following information about a specific series of NEE Capital Junior Subordinated Debentures in a prospectus supplement relating to that specific series of NEE Capital Junior Subordinated Debentures:
(1)
the title of those NEE Capital Junior Subordinated Debentures,

(2)
any limit upon the aggregate principal amount of those NEE Capital Junior Subordinated Debentures,

(3)
the date(s) on which the principal will be paid,

(4)
the rate(s) of interest on those NEE Capital Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

(5)
the person to whom interest will be paid on any interest payment date, if other than the person in whose name those NEE Capital Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

(6)
the place(s) at which or methods by which payments will be made on those NEE Capital Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those NEE Capital Junior Subordinated Debentures may transfer or exchange those NEE Capital Junior Subordinated Debentures and serve notices and demands to or upon NEE Capital,

(7)
the security registrar and any paying agent or agents for those NEE Capital Junior Subordinated Debentures,

(8)
any date(s) on which, the price(s) at which and the terms and conditions upon which those NEE Capital Junior Subordinated Debentures may be redeemed at the option of NEE Capital, in whole or in part, and any restrictions on those redemptions,

(9)
any sinking fund or other provisions, including any options held by the registered owners of those NEE Capital Junior Subordinated Debentures, that would obligate NEE Capital to repurchase or redeem those NEE Capital Junior Subordinated Debentures,

(10)
the denominations in which those NEE Capital Junior Subordinated Debentures may be issued, if other than denominations of  $25 and any integral multiple of  $25,

(11)
the currency or currencies in which the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

(12)
if NEE Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures in a currency other than that in which those NEE Capital Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

(13)
if the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital or a registered owner may elect to pay or receive those payments,

(14)
if the amount payable in respect of principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the NEE Capital Junior Subordinated Indenture, the manner in which those amounts will be determined,

(15)
the portion of the principal amount of the NEE Capital Junior Subordinated Debentures that will be paid by NEE Capital upon declaration of acceleration of the maturity of those NEE Capital Junior Subordinated Debentures, if other than the entire principal amount of those NEE Capital Junior Subordinated Debentures,

(16)
events of default, if any, with respect to those NEE Capital Junior Subordinated Debentures and covenants of NEE Capital, if any, for the benefit of the registered owners of those NEE Capital Junior Subordinated Debentures, other than those specified in the NEE Capital Junior Subordinated Indenture,

(17)
the terms, if any, pursuant to which those NEE Capital Junior Subordinated Debentures may be exchanged for shares of capital stock or other securities of any other entity,

(18)
a definition of  “Eligible Obligations” under the NEE Capital Junior Subordinated Indenture with respect to the NEE Capital Junior Subordinated Debentures denominated in a currency other than U.S. dollars,

(19)
any provisions for the reinstatement of NEE Capital’s indebtedness in respect of those NEE Capital Junior Subordinated Debentures after their satisfaction and discharge,

(20)
if those NEE Capital Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures in global form,

(21)
if those NEE Capital Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures as bearer securities,

(22)
any limits on the rights of the registered owners of those NEE Capital Junior Subordinated Debentures to transfer or exchange those NEE Capital Junior Subordinated Debentures or to register their transfer, and any related service charges,

(23)
any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those NEE Capital Junior Subordinated Debentures,

(24)
any collateral security, assurance, or guarantee for those NEE Capital Junior Subordinated Debentures, including any security, assurance of guarantee in addition to, or any exceptions to, the Junior Subordinated Guarantee,

(25)
any variation in the definition of pari passu securities, if applicable,

(26)
the terms relating to any additional interest that may be payable as a result of any tax, assessment or governmental charges, and

(27)
any other terms of those NEE Capital Junior Subordinated Debentures that are not inconsistent with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 301).

Except as otherwise stated in the related prospectus supplement, the covenants in the NEE Capital Junior Subordinated Indenture would not give registered owners of NEE Capital Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.
Subordination. The NEE Capital Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of NEE Capital. (NEE Capital Junior Subordinated Indenture, Article Fifteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the NEE Capital Junior Subordinated Debentures may be made by NEE Capital, until all holders of Senior Indebtedness of NEE Capital have been paid in full (or provision has been made for such payment), if any of the following occurs:
(1)
certain events of bankruptcy, insolvency or reorganization of NEE Capital,

(2)
any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or

(3)
any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1502).

Upon any distribution of assets of NEE Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE Capital must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1502).
While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the NEE Capital Junior Subordinated Indenture Securities or to make any funds available for such payment. Therefore, NEE Capital Junior Subordinated Indenture Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE Capital Junior Subordinated Indenture Securities. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of NEE Capital.
Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures. Pursuant to the Junior Subordinated Guarantee, NEE will absolutely, irrevocably and unconditionally guarantee the payment of principal of and any interest and premium, if any, on the NEE Capital Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such NEE Capital Junior Subordinated Debentures and the NEE Capital Junior Subordinated Indenture. The Junior Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the NEE Capital Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Article Fourteen).
The Junior Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of NEE. (NEE Capital Junior Subordinated Indenture, Section 1402). The term “Senior Indebtedness” with respect to NEE will be defined in the related prospectus supplement. No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the NEE Capital Junior Subordinated Debentures may be made by NEE under the Junior Subordinated Guarantee until all holders of Senior Indebtedness of NEE have been paid in full (or provision has been made for such payment), if any of the following occurs:
(1)
certain events of bankruptcy, insolvency or reorganization of NEE,

(2)
any Senior Indebtedness of NEE is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or

(3)
any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1403).

Upon any distribution of assets of NEE to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1403).
While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Junior Subordinated Guarantee or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of some of NEE’s subsidiaries.
Payment and Paying Agents. Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each NEE Capital Junior Subordinated Debenture to the person in whose name that NEE Capital Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the NEE Capital Junior Subordinated Debentures mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any NEE Capital Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that NEE Capital Junior Subordinated Debenture:
(1)
as of the close of business on a date that the Junior Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital, or NEE, as the case may be, proposes to pay the defaulted interest, or

(2)
in any other lawful manner that does not violate the requirements of any securities exchange on which that NEE Capital Junior Subordinated Debenture is listed and that the Junior Subordinated Indenture Trustee believes is acceptable. (NEE Capital Junior Subordinated Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the NEE Capital Junior Subordinated Debentures at maturity will be payable when such NEE Capital Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital and NEE may change the place of payment on the NEE Capital Junior Subordinated Debentures, appoint one or more additional paying agents, including NEE Capital, and remove any paying agent. (NEE Capital Junior Subordinated Indenture, Section 602).
Transfer and Exchange. Unless otherwise stated in the related prospectus supplement, NEE Capital Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the NEE Capital Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.
Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the NEE Capital Junior Subordinated Debentures. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the NEE Capital Junior Subordinated Debentures.

NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture selected for redemption. Also, NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture during a period of 15 days before selection of NEE Capital Junior Subordinated Debentures to be redeemed. (NEE Capital Junior Subordinated Indenture, Section 305).
Defeasance. NEE Capital and NEE may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any NEE Capital Junior Subordinated Indenture Securities. To do so, NEE Capital or NEE must irrevocably deposit with the Junior Subordinated Indenture Trustee or any paying agent, in trust:
(1)
money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity,

(2)
in the case of a deposit made prior to the maturity of that series of NEE Capital Junior Subordinated Indenture Securities,

(a)
direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(b)
certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Junior Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity, or
(3)
a combination of  (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity. (NEE Capital Junior Subordinated Indenture, Section 701).

Option to Defer Interest Payments. If so specified in the related prospectus supplement, NEE Capital will have the option to defer the payment of interest from time to time on the NEE Capital Junior Subordinated Debentures for one or more periods. Interest would, however, continue to accrue on the NEE Capital Junior Subordinated Debentures. Unless otherwise provided in the related prospectus supplement, during any optional deferral period neither NEE nor NEE Capital may:
(1)
declare or pay any dividend or distribution on its capital stock,

(2)
redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock,

(3)
pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the NEE Capital Junior Subordinated Debentures, or with the Junior Subordinated Guarantee, or

(4)
make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the NEE Capital Junior Subordinated Debentures or the Junior Subordinated Guarantee,

other than
(a)
purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock,
(b)
any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock,

(c)
the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts,

(d)
dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts,

(e)
redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future,

(f)
payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by NEE concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full,

(g)
payments under any guarantee of junior subordinated debentures executed and delivered by NEE (including the Junior Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full,

(h)
dividends or distributions by NEE Capital on its capital stock to the extent owned by NEE, or

(i)
redemptions, purchases, acquisitions or liquidation payments by NEE Capital with respect to its capital stock to the extent owned by NEE. (NEE Capital Junior Subordinated Indenture, Section 608).

NEE and NEE Capital have reserved the right to amend the NEE Capital Junior Subordinated Indenture, dated as of September 1, 2006, without the consent or action of the holders of any NEE Capital Junior Subordinated Indenture Securities issued after October 1, 2006, including the NEE Capital Junior Subordinated Debentures, to modify the exceptions to the restrictions described in clause (f) above to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Junior Subordinated Guarantee), executed and delivered by NEE, NEE Capital or any of their subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.
Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, NEE Capital may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, NEE Capital may select a new optional deferral period. Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement. No interest period may be deferred beyond the maturity of the NEE Capital Junior Subordinated Debentures.
Redemption. The redemption terms of the NEE Capital Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless otherwise provided in the related prospectus supplement, and except with respect to NEE Capital Junior Subordinated Debentures redeemable at the option of the holder, NEE Capital Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. If less than all of the NEE Capital Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Junior Subordinated Indenture Trustee will select the NEE Capital Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Junior Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (NEE Capital Junior Subordinated Indenture, Sections 403 and 404).
NEE Capital Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the NEE Capital Junior Subordinated Debentures are surrendered for redemption. (NEE Capital Junior Subordinated Indenture, Section 405). If only part of a NEE Capital Junior Subordinated Debenture is redeemed, the Junior Subordinated Indenture Trustee will deliver a new NEE Capital Junior Subordinated Debenture of the same series for the remaining portion without charge. (NEE Capital Junior Subordinated Indenture, Section 406).
Any redemption at the option of NEE Capital may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, neither NEE Capital nor NEE will be required to redeem such NEE Capital Junior Subordinated Debentures. (NEE Capital Junior Subordinated Indenture, Section 404).
Subject to applicable law, including United States federal securities laws, NEE or its affiliates, including NEE Capital, may at any time and from time to time purchase outstanding NEE Capital Junior Subordinated Debentures by tender, in the open market or by private agreement.
Consolidation, Merger, and Sale of Assets. Under the NEE Capital Junior Subordinated Indenture, neither NEE Capital nor NEE may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:
(1)
the entity formed by that consolidation, or the entity into which NEE Capital or NEE, as the case may be, is merged, or the entity that acquires or leases the properties and assets of NEE Capital or NEE, as the case may be, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital’s or NEE’s, as the case may be, obligations on all NEE Capital Junior Subordinated Indenture Securities and under the NEE Capital Junior Subordinated Indenture,

(2)
immediately after giving effect to the transaction, no event of default under the NEE Capital Junior Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

(3)
NEE Capital or NEE, as the case may be, delivers an officer’s certificate and an opinion of counsel to the Junior Subordinated Indenture Trustee, as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 1101).

The NEE Capital Junior Subordinated Indenture does not prevent or restrict:
(a)
any consolidation or merger after the consummation of which NEE Capital or NEE, as the case may be, would be the surviving or resulting entity,

(b)
any consolidation of NEE Capital with NEE or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by NEE, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof,

(c)
any conveyance or other transfer, or lease, of any part of the properties or assets of NEE Capital or NEE which does not constitute the entirety, or substantially the entirety, thereof, or

(d)
the approval by NEE Capital or NEE of or the consent by NEE Capital or NEE to any consolidation or merger to which any direct or indirect subsidiary or affiliate of NEE may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets. (NEE Capital Junior Subordinated Indenture, Section 1103).

Events of Default. Each of the following is an event of default under the NEE Capital Junior Subordinated Indenture with respect to the NEE Capital Junior Subordinated Indenture Securities of any series:
(1)
failure to pay interest on the NEE Capital Junior Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),

(2)
failure to pay principal or premium, if any, on the NEE Capital Junior Subordinated Indenture Securities of that series when it is due,

(3)
failure to comply with any other covenant in the NEE Capital Junior Subordinated Indenture, other than a covenant that does not relate to that series of NEE Capital Junior Subordinated Indenture Securities, that continues for 90 days after (i) NEE Capital and NEE receive written notice of such failure to comply from the Junior Subordinated Indenture Trustee or (ii) NEE Capital, NEE and the Junior Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the NEE Capital Junior Subordinated Indenture Securities of that series,

(4)
certain events of bankruptcy, insolvency or reorganization of NEE Capital or NEE,

(5)
with certain exceptions, the Junior Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by NEE, or

(6)
any other event of default specified with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. (NEE Capital Junior Subordinated Indenture, Section 801).

In the case of an event of default listed in item (3) above, the Junior Subordinated Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of NEE Capital Junior Subordinated Debentures of that series, together with the Junior Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital or NEE has initiated and is diligently pursuing corrective action in good faith. (NEE Capital Junior Subordinated Indenture, Section 801). An event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to NEE Capital Junior Subordinated Indenture Securities of any other series issued under the NEE Capital Junior Subordinated Indenture.
Remedies. If an event of default applicable to the NEE Capital Junior Subordinated Indenture Securities of one or more series, but not applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, exists, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the NEE Capital Junior Subordinated Indenture Securities of that series to be due and payable immediately. (NEE Capital Junior Subordinated Indenture, Section 802). However, under the Indenture, some NEE Capital Junior Subordinated Indenture

Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. Such a NEE Capital Junior Subordinated Indenture Security is defined as a “Discount Security” in the Indenture.
A majority of the currently outstanding series of NEE Capital Junior Subordinated Indenture Securities contain an exception to the right to accelerate payment of the principal of and accrued but unpaid interest on NEE Capital Junior Subordinated Indenture Securities of those series for an event of default listed in item (3) under “Events of Default” above. With respect to such NEE Capital Junior Subordinated Indenture Securities, if an event of default listed in item (3) under “Events of Default” above exists, the registered owners of the NEE Capital Junior Subordinated Indenture Securities of such series will not be entitled to vote to make a declaration of acceleration (and these NEE Capital Junior Subordinated Indenture Securities will not be considered outstanding for the purpose of determining whether the required vote, described above, has been obtained), and the Junior Subordinated Indenture Trustee will not have a right to make such declaration with respect to these NEE Capital Junior Subordinated Indenture Securities. Unless otherwise provided in the related prospectus supplement, the terms of the NEE Capital Junior Subordinated Indenture Securities issued in the future will contain this exception.
If an event of default is applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding NEE Capital Junior Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. (NEE Capital Junior Subordinated Indenture, Section 802). However, the event of default giving rise to the declaration relating to any series of NEE Capital Junior Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:
(1)
NEE Capital or NEE deposits with the Junior Subordinated Indenture Trustee a sum sufficient to pay:

(a)
all overdue interest on all NEE Capital Junior Subordinated Indenture Securities of that series,

(b)
the principal of and any premium on any NEE Capital Junior Subordinated Indenture Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)
interest on overdue interest for that series, and

(d)
all amounts then due to the Junior Subordinated Indenture Trustee under the NEE Capital Junior Subordinated Indenture, and

(2)
any other event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of that series has been cured or waived as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the NEE Capital Junior Subordinated Indenture, the Junior Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the NEE Capital Junior Subordinated Indenture at the request or direction of any of the registered owners of the NEE Capital Junior Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Junior Subordinated Indenture Trustee. (NEE Capital Junior Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of NEE Capital Junior Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee, or exercising any trust or power conferred on the Junior Subordinated Indenture Trustee, with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. However, if an event of default under the NEE Capital Junior Subordinated Indenture relates to more than one series of NEE Capital Junior Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of NEE Capital Junior Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the NEE Capital Junior Subordinated Indenture, and may not expose the Junior Subordinated Indenture Trustee to personal liability in circumstances where the indemnity would not, in the Junior Subordinated Indenture Trustee’s sole discretion, be adequate. (NEE Capital Junior Subordinated Indenture, Section 812).
A registered owner of a NEE Capital Junior Subordinated Indenture Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that NEE Capital Junior Subordinated Indenture Security on or after the applicable due date specified in that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 808). No registered owner of NEE Capital Junior Subordinated Indenture Securities of any series will have any other right to institute any proceeding under the NEE Capital Junior Subordinated Indenture, or any other remedy under the NEE Capital Junior Subordinated Indenture, unless:
(1)
that registered owner has previously given to the Junior Subordinated Indenture Trustee written notice of a continuing event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of that series,

(2)
the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class, have made written request to the Junior Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the Junior Subordinated Indenture Trustee against related costs, expenses and liabilities,

(3)
the Junior Subordinated Indenture Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and

(4)
no direction inconsistent with that request was given to the Junior Subordinated Indenture Trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class. (NEE Capital Junior Subordinated Indenture, Section 807).

Each of NEE Capital and NEE is required to deliver to the Junior Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 606).
Modification and Waiver. Without the consent of any registered owner of NEE Capital Junior Subordinated Indenture Securities, NEE Capital, NEE and the Junior Subordinated Indenture Trustee may amend or supplement the NEE Capital Junior Subordinated Indenture for any of the following purposes:
(1)
to provide for the assumption by any permitted successor to NEE Capital or NEE of NEE Capital’s or NEE’s obligations with respect to the NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of NEE Capital or NEE’s properties and assets substantially as an entirety,

(2)
to add covenants of NEE Capital or NEE or to surrender any right or power conferred upon NEE Capital or NEE by the NEE Capital Junior Subordinated Indenture,

(3)
to add any additional events of default,

(4)
to change, eliminate or add any provision of the NEE Capital Junior Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

(a)
when the required consent of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche has been obtained, or

(b)
when no NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche remain outstanding under the NEE Capital Junior Subordinated Indenture,

(5)
to provide collateral security for all but not a part of the NEE Capital Junior Subordinated Indenture Securities,

(6)
to create the form or terms of NEE Capital Junior Subordinated Indenture Securities of any other series or tranche,

(7)
to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)
to accept the appointment of a successor Junior Subordinated Indenture Trustee or co-trustee with respect to the NEE Capital Junior Subordinated Indenture Securities of one or more series and to change any of the provisions of the NEE Capital Junior Subordinated Indenture as necessary to provide for the administration of the trusts under the NEE Capital Junior Subordinated Indenture by more than one trustee,

(9)
to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the NEE Capital Junior Subordinated Indenture Securities,

(10)
to change any place where

(a)
the principal of and premium, if any, and interest on all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities are payable,

(b)
all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities may be transferred or exchanged, and

(c)
notices and demands to or upon NEE Capital or NEE in respect of NEE Capital Junior Subordinated Indenture Securities and the NEE Capital Junior Subordinated Indenture may be served, or

(11)
to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the NEE Capital Junior Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding may waive compliance by NEE Capital or NEE with certain restrictive provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series may waive any past default under the NEE Capital Junior Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the NEE Capital Junior Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that series affected. (NEE Capital Junior Subordinated Indenture, Section 813).
In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the NEE Capital Junior Subordinated Indenture in a way that requires changes to the NEE Capital Junior Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the NEE Capital Junior Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital, NEE and the Junior Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (NEE Capital Junior Subordinated Indenture, Section 1201).
Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the NEE Capital Junior Subordinated Indenture. However, if less than all of the series of NEE Capital Junior Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of NEE Capital Junior Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:
(1)
change the dates on which the principal of or interest (except as described above under “—Option to Defer Interest Payments”) on a NEE Capital Junior Subordinated Indenture Security is due without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(2)
reduce any NEE Capital Junior Subordinated Indenture Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(3)
reduce any premium payable upon the redemption of a NEE Capital Junior Subordinated Indenture Security without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(4)
change the currency (or other property) in which a NEE Capital Junior Subordinated Indenture Security is payable without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(5)
impair the right to sue to enforce payments on any NEE Capital Junior Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(6)
impair the right to receive payments under the Junior Subordinated Guarantee or to institute suit for enforcement of any such payment under the Junior Subordinated Guarantee,

(7)
reduce the percentage in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche,

(8)
reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche, or

(9)
modify certain of the provisions of the NEE Capital Junior Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the NEE Capital Junior Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the NEE Capital Junior Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of NEE Capital Junior Subordinated Indenture Securities, or that modifies the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche with respect to that provision, will not affect the rights under the NEE Capital Junior Subordinated Indenture of the registered owners of the NEE Capital Junior Subordinated Indenture Securities of any other series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1202).
The NEE Capital Junior Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the NEE Capital Junior Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of NEE Capital Junior Subordinated Indenture Securities, NEE Capital Junior Subordinated Indenture Securities owned by NEE Capital, NEE or any other obligor upon the NEE Capital Junior Subordinated Indenture Securities or any affiliate of NEE Capital, NEE or of that other obligor (unless NEE Capital, NEE, that affiliate or that obligor owns all NEE Capital Junior Subordinated Indenture Securities outstanding under the NEE Capital Junior Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (NEE Capital Junior Subordinated Indenture, Section 101).
If NEE Capital or NEE solicits any action under the NEE Capital Junior Subordinated Indenture from registered owners of NEE Capital Junior Subordinated Indenture Securities, each of NEE Capital or NEE may, at its option, fix in advance a record date for determining the registered owners of NEE Capital Junior Subordinated Indenture Securities entitled to take that action. However, neither NEE Capital nor NEE will be obligated to do this. If NEE Capital or NEE fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of NEE Capital Junior Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding NEE Capital Junior Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding NEE Capital Junior Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any NEE Capital Junior Subordinated Indenture Security under the NEE Capital Junior Subordinated Indenture will bind every future registered owner of that NEE Capital Junior Subordinated Indenture Security, or any NEE Capital Junior Subordinated Indenture Security replacing that NEE Capital Junior Subordinated Indenture Security, with respect to anything that the Junior Subordinated Indenture Trustee, NEE Capital or NEE do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 104).
Resignation and Removal of Junior Subordinated Indenture Trustee. The Junior Subordinated Indenture Trustee may resign at any time with respect to any series of NEE Capital Junior Subordinated Indenture Securities by giving written notice of its resignation to NEE Capital and NEE. Also, the registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of one or more series of NEE Capital Junior Subordinated Indenture Securities may remove the Junior Subordinated Indenture Trustee at any time with respect to the NEE Capital Junior Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Junior Subordinated Indenture Trustee, NEE Capital and NEE. The resignation or removal of the Junior Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.
Except with respect to a Junior Subordinated Indenture Trustee appointed by the registered owners of NEE Capital Junior Subordinated Indenture Securities, the Junior Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the NEE Capital Junior Subordinated Indenture if:
(1)
no event of default under the NEE Capital Junior Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

(2)
NEE Capital and NEE have delivered to the Junior Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 910).

Notices. Notices to registered owners of NEE Capital Junior Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those NEE Capital Junior Subordinated Indenture Securities. (NEE Capital Junior Subordinated Indenture, Section 106).
Title. The person in whose name a NEE Capital Junior Subordinated Indenture Security is registered may be treated as the absolute owner of that NEE Capital Junior Subordinated Indenture Security, whether or not that NEE Capital Junior Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (NEE Capital Junior Subordinated Indenture, Section 308).
Governing Law. The NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (NEE Capital Junior Subordinated Indenture, Section 112).
INFORMATION CONCERNING THE TRUSTEES
NEE and its subsidiaries, including NEE Capital, and various of their affiliates maintain various banking and trust relationships with The Bank of New York Mellon and its affiliates. The Bank of New York Mellon acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under “Description of NEE Capital Senior Debt Securities” above, (ii) Guarantee Trustee under the Guarantee Agreement described under “Description of NEE Guarantee of NEE Capital Senior Debt Securities” above, (iii) purchase contract agent under purchase contract agreements with respect to stock purchase units, (iv) guarantee trustee under the existing guarantee agreement with respect to preferred trust securities issued by NEE Capital and guaranteed by NEE and (v) Junior Subordinated Indenture Trustee, security registrar and paying agent under the NEE Capital Junior Subordinated Indenture described under “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee” above. In addition, an affiliate of The Bank of New York Mellon acts as property trustee under a trust agreement with respect to the aforementioned preferred trust securities.
PLAN OF DISTRIBUTION
NEE and NEE Capital may sell the securities offered pursuant to this prospectus (“Offered Securities”):
(1)
through underwriters or dealers,

(2)
through agents, or

(3)
directly to one or more purchasers.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Through Underwriters or Dealers. If NEE and/or NEE Capital uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If NEE and/or NEE Capital uses a dealer in the sale, NEE and/or NEE Capital will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Through Agents. NEE and/or NEE Capital may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.
Directly. NEE and/or NEE Capital may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.
General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to NEE and/or NEE Capital from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.
NEE and/or NEE Capital may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from NEE and/or NEE Capital at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.
The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as agent for NEE and/or NEE Capital, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with NEE and/or NEE Capital, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.
NEE and/or NEE Capital may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by NEE and/or NEE Capital or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from NEE and/or NEE Capital in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
NEE and/or NEE Capital may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from NextEra Energy, Inc.’s Annual Report on Form 10-K and the effectiveness of NextEra Energy, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGAL OPINIONS
Morgan, Lewis & Bockius LLP, New York, New York and Squire Patton Boggs (US) LLP, West Palm Beach, Florida, co-counsel to NEE and NEE Capital, will pass upon the legality of the Offered Securities for NEE and NEE Capital. Hunton & Williams LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriters, dealers or agents. Morgan, Lewis & Bockius LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Squire Patton Boggs (US) LLP. Squire Patton Boggs (US) LLP may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from NEE or NEE Capital specifying the final terms of a particular offering of securities. Neither NEE nor NEE Capital has authorized anyone else to provide you with additional or different information. Neither NEE nor NEE Capital is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

NextEra Energy Capital Holdings, Inc.
$500,000,000
2.80% Debentures, Series due January 15, 2023
The Debentures will be Absolutely, Irrevocably and
Unconditionally Guaranteed by
NextEra Energy, Inc.

PROSPECTUS SUPPLEMENT
December 11, 2017

BofA Merrill Lynch		CIBC Capital Markets		Credit Suisse
	RBC Capital Markets		Regions Securities LLC
SOCIETE GENERALEThe Williams Capital Group, L.P.
Siebert Cisneros Shank & Co., L.L.C.